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                                                                     EXHIBIT 2.1


                       AGREEMENT AND PLAN OF MERGER AMONG
                          MIDDLE BAY OIL COMPANY, INC.,
                           SHORE ACQUISITION COMPANY,
                                SHORE OIL COMPANY
                              AND ITS SHAREHOLDERS



         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into this 20th day of June, 1997 by and among MIDDLE BAY OIL COMPANY, INC., an Alabama corporation ("Middle Bay"); SHORE ACQUISITION COMPANY, an Alabama corporation ("SAC"); SHORE OIL COMPANY, a Texas corporation ("Shore") (SAC and Shore being hereinafter sometimes collectively referred to as the "Constituent Corporations"); and ALVIN V. SHOEMAKER, an individual resident of the State of New Jersey ("Shoemaker"), STEPHEN W. HEROD, an individual resident of the State of Texas ("Herod"), W. TIM SEXTON, an individual resident of the State of Texas ("Sexton") and WESKIDS, L.P., a Delaware limited partnership ("WESKIDS") (collectively, the "Shore Shareholders").


                             BACKGROUND AND PURPOSE

         A. Middle Bay is an independent oil and gas exploration company presently engaged in the exploration, development and production of oil and gas in certain of the contiguous United States. The business activities of Middle Bay include increasing its reserves of natural gas and oil through acquisition of proven reserves.

         B. Middle Bay is authorized to issue 10,000,000 shares of common stock (hereinafter referred to as "Middle Bay Common Stock"), of which 2,519,548 shares are issued and outstanding as of the date of this Agreement. Middle Bay is also authorized to issue 5,000,000 shares of preferred stock (hereinafter referred to as Middle Bay Preferred Stock"), of which 1,666,667 is designated and 1,166,667 shares of Series A Preferred Stock (the "Series A Shares") is issued and outstanding and 266,667 shares of Series B Preferred Stock (the "Series B Shares") are designated but unissued as of the date of this Agreement. The Middle Bay Common Stock and the Middle Bay Preferred Stock together constitute all of the authorized and issued capital stock of Middle Bay (the "Middle Bay Capital Stock"). Middle Bay is the registrant described in the Form 10-KSB Annual Report and Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission (the "SEC") during 1996 and 1997 pursuant to
Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

         C. SAC is a newly-formed, wholly-owned subsidiary of Middle Bay and has authorized capital stock consisting of 1,000,000 shares of common stock, $.01 par value ("SAC Common Stock"), of which


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1,000 shares are issued and outstanding. Middle Bay has one other subsidiary,
Bison Energy Corporation, a Kansas corporation.

         D. Shore is authorized to issue 100,000 shares of common stock (hereinafter referred to as "Shore Common Stock"), of which 8,172 shares are issued and outstanding as of the date of this Agreement. Shore is also authorized to issue 5,100,000 shares of preferred stock (hereinafter referred to as "Shore Preferred Stock"), 5,075,556 of which are issued and outstanding as of the date of this Agreement. The Shore Common Stock and the Shore Preferred Stock together constitute all of the authorized and issued capital stock of Shore (the "Shore Capital Stock").

         E. Shore has two wholly-owned subsidiaries which are part of Shore's consolidated business operations. These subsidiaries are (the "Shore Subsidiaries"): Shore Exploration and Production Co., a Delaware corporation, and Shore Energy Management Corp., a Texas corporation.

         F. The laws of the State of Alabama and the State of Texas permit a merger of the Constituent Corporations, and SAC and Shore desire to be merged together, with Shore being the Surviving Corporation and becoming a wholly-owned subsidiary of Middle Bay in accordance with the terms of this Agreement.

         G. The oil and gas assets of Shore and the Shore Subsidiaries are described in Exhibit "A" attached hereto. In such exhibit, the abbreviations "WI" and "NRI" mean working interest and net revenue interest, respectively, each expressed as a percentage of all of the interests of the respective wells and units described. The term "Properties," with respect to Shore, includes within its meaning all of Shore's oil and gas leasehold interests, other mineral interests, royalty interests, servitudes, reversionary interests and other rights and interests in, to or related to the wells or units described in the respective exhibit, including, without limitation, all such interests, or portions of any interest, which relate to or affect property upon which the wells are located. Such term includes within its meaning, additionally, all wells (producing, nonproducing, injection and disposal wells), all of the personal property, fixtures, equipment, casing and tubing, compressors, pipelines, meters, production, gathering, treating, processing, compression, dehydration, salt water disposal, and pipeline equipment and facilities, gathering systems, drip facilities, tanks, machinery, equipment, tools, dies, vessels and other facilities; and all contracts, commitments, licenses, agreements, farmouts, farmins, operating agreements, limited partnership agreements, joint operating agreements, unitization agreements, joint venture agreements, consulting agreements, division orders, production sales contracts, gas processing contracts, surface leases, easements, rights-of-way and any and all other real and personal property and fixtures and agreements relating to, used, useful or held for use, whether on or of the premises, in connection with the properties and the oil and gas wells described and listed in the respective exhibit, together with all geological and geophysical maps, seismic data (including 3-D seismic data), records, land, production, contract and well


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files in possession of Shore. All of those assets may be referred to collectively hereinafter as the "Properties."

         H. Shore has employed Ryder Scott Company ("Ryder Scott") and DeGolyer & MacNaughton ("D&M") to determine the undiscounted reserve value and the discounted values of reserves of those Properties of Shore described in the reports. Such values, as determined by Ryder Scott and D&M, are set forth in their reports dated January 1, 1997 and December 31, 1996, respectively, true copies of which have been furnished to Middle Bay. Shore provided information to Ryder Scott and D&M which Shore believes to be true and correct. The reserves included in those reports are estimates only and should not be construed as being exact quantities. The reserves may or may not be actually recovered, and if recovered, the net revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. Moreover, estimates of the reserves may increase or decrease as a result of further operations and various other factors.

         I. The Shore Shareholders are the record and beneficial owners of all shares of the issued and outstanding Shore Common Stock and Shore Preferred Stock, constituting 100% of the issued and outstanding Shore Capital Stock.

         J. The Boards of Directors of Middle Bay and each of the Constituent Corporations have determined that it is advisable and for the benefit of Middle Bay and each of the Constituent Corporations and their respective shareholders that Shore be merged with SAC on the terms and conditions hereinafter set forth, and by resolutions duly adopted have adopted the terms and conditions of this Agreement; and directed that the proposed merger be submitted to the shareholders of the Constituent Corporations and recommended to such shareholders approval of the terms and conditions hereinafter set forth.

         K. The following terms are defined in the following respective provisions of this Agreement: "Business Day," Section 14.9; "Claim Notice" and "Notice Period," Section 10.3; "Closing" and "Closing Date," Section 3.1; "Effective Time," Section 2.7; "Merger Date," Section 1.1; and "Notice," Article XII.


                                  THE AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, promises and covenants contained herein, it is agreed by and between the parties hereto, subject to the conditions hereinafter set forth and in accordance with the Alabama Business Corporation Act and the Texas Business Corporation Act (together, the "Acts"), that Shore shall be and hereby is, at the Merger Date (as hereinafter defined in Section 1.1), merged with SAC (Shore, subsequent to such merger, being hereinafter sometimes referred to as the "Surviving Corporation"), with the corporate existence of the


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Surviving Corporation to be continued as a Texas corporation under the name
"Shore Oil Company," and that the terms and conditions of the merger hereby agreed upon (the "Merger"), the mode of carrying the same into effect and the manner of converting shares of the Constituent Corporations are and shall be as follows:


                                    ARTICLE I
                                   THE MERGER

         1.1 MERGER. The Merger shall become effective according to law on the latter of the date of which the Alabama Articles of Merger incorporating this Agreement is filed with the Secretary of State of Alabama or the date the Texas Secretary of State issues the Texas Certificate of Merger (said date is herein referred to as the "Merger Date"). SAC shall be merged with the Surviving Corporation and the Surviving Corporation shall continue in existence, such effect being that the Surviving Corporation shall become a wholly-owned subsidiary of Middle Bay.

         1.2 SEPARATE EXISTENCE. Without limiting the foregoing, on and after the Merger Date, the separate existence of SAC shall cease, and, in accordance with the terms of this Agreement, the title to all property and assets, tangible and intangible, owned by each of the Constituent Corporations shall be vested in the Surviving Corporation without reversion or impairment; the Surviving Corporation shall have all liabilities of each of the Constituent Corporations; and any proceeding pending against any Constituent Corporation may be continued as if the merger did not occur or the Surviving Corporation may be substituted in its place.

         1.3 ACTIONS TO EFFECTUATE MERGER. Prior to and from and after the Merger, Middle Bay and the Constituent Corporations shall take all such action as shall be necessary or appropriate in order to fully and properly effectuate the Merger, including, without limitation:

                  (a) By executing this Agreement, the Shore Shareholders shall have by consent approved the Merger as provided by the Texas Act. If this Agreement is not terminated and abandoned pursuant to the provisions of Section 14.14 hereof, this Agreement shall be consummated in accordance with Articles II and III hereof, and this Agreement and the Articles of Merger and Certificate of Merger, respectively, incorporating the terms of this Agreement shall be filed and recorded in accordance with the Alabama Act and the Texas Act as soon as practicable after Closing. The Boards of Directors and the proper officers of the Constituent Corporations are authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger herein provided for.


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                  (b) By signing below, Middle Bay confirms that the Board of
         Directors has approved and adopted this Agreement and that Middle Bay has full authority under Alabama law to execute the terms of this Agreement and to approve the Merger as sole shareholder of SAC.


                                   ARTICLE II
                              TERMS OF TRANSACTION

         2.1 MANNER AND BASIS OF CONVERTING SHORE COMMON STOCK AND SHORE PREFERRED STOCK INTO SHARES OF MIDDLE BAY. The manner and basis of converting shares of Shore into shares of Middle Bay Common Stock shall be as set forth below. Subject to the provisions of Section 2.9 hereof, the aggregate number of shares of Middle Bay Capital Stock issuable in exchange for the Shore Capital Stock shall be 1,883,333 shares of Middle Bay Common Stock and 266,667 Series B Shares, such shares being drawn from authorized but unissued shares of Middle Bay Capital Stock.

                  (a) Each of the issued and outstanding shares of Shore Common Stock outstanding on the Merger Date and all rights with respect thereto which are owned of record and beneficially by the Shore Shareholders as listed on Exhibit "B" attached hereto shall forthwith and upon such effective date be converted to 152.82527 shares of Middle Bay Common Stock and 32.63179 Series B Shares (1,248,888 aggregate shares of Middle Bay Common Stock and 266,667 aggregate Series B Shares).

                  (b) Each of the issued and outstanding shares of Shore Preferred Stock outstanding on the Merger Date and all rights with respect thereto which are owned of record and beneficially by the Shore Shareholders as listed on Exhibit "B" attached hereto shall forthwith and upon such effective date be converted to .125000 shares of Middle Bay Common Stock and -0- Series B Shares (634,445 aggregate shares of Middle Bay Common Stock and -0- aggregate Series B Shares).

                  (c) Each holder of shares of Shore Common Stock and/or Shore Preferred Stock as listed on Exhibit "B" shall on or after the Merger Date be entitled, upon presentation for surrender to Middle Bay or its agent, of the certificate or certificates representing shares of fully paid and nonassessable Middle Bay Common Stock and Series B Preferred Stock to which such holder shall be entitled on the aforesaid basis of conversion in exchange.

                  (d) Any shares of any class of Shore held in its treasury on the Merger Date will be canceled.

         2.2 PAYMENT OF SHORE SHAREHOLDER NOTES. Middle Bay shall pay to the Shore Shareholders in immediately available funds the aggregate sum of $2,333,303 representing principal payment in full of


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those certain promissory notes of Shore held by the Shore Shareholders as more specifically listed on Exhibit "E" (the "Shareholder Notes"). The payment to the Shore Shareholders shall be made as follows: WESKIDS - $1,385,515; Shoemaker - $714,458; Herod - $116,665; and Sexton - $116,665.

         2.3 CASH CONSIDERATION. Middle Bay shall pay to the Shore Shareholders, in immediately available funds, the aggregate sum of $200,000 as the cash portion of the Merger consideration payable as follows: WESKIDS - $88,100; Shoemaker - $88,100; Herod - $11,900; and Sexton - $11,900.

         2.4 ASSUMPTION OF DEBT. Middle Bay shall assume, without limitation, all duties, liabilities and obligations of the Surviving Corporation in and under that certain Credit Agreement dated April 27, 1995, as amended, by and between Shore and Wells Fargo Bank (Texas) National Association ("Wells Fargo") which assumption is more particularly described in the Third Amendment to Loan Agreement (the "Third Amendment to Shore Credit Agreement") dated as of the Effective Time (hereinafter defined) by and among Shore, Wells Fargo and Middle Bay.

         2.5 ARTICLES OF INCORPORATION AND BYLAWS. From and after the Merger Date, the Articles of Incorporation and Bylaws of Shore, as the Surviving Corporation, shall continue in effect until the same shall be amended or repealed as therein provided and in accordance with law.

         2.6 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION AND MIDDLE BAY. The directors of the Surviving Corporation following the Merger Date shall be the same persons (subject to their consents) as are directors of Middle Bay. The principal officers of the Surviving Corporation following the Merger Date shall be: John J. Bassett, Chairman and Chief Executive Officer; Stephen W. Herod, President; and W. Tim Sexton, Vice President. The directors and officers of Middle Bay holding office immediately prior to the Merger shall be the directors and officers of Middle Bay immediately following the Merger Date; provided, however, that on the Merger Date, Stephen W. Herod will be elected an officer of Middle Bay, and Middle Bay shall appoint Shoemaker and a designee of WESKIDS, and each agrees to serve, as directors of Middle Bay (the size of the Board of Directors of Middle Bay shall be seven persons, including Shoemaker and a designee of WESKIDS), and Middle Bay shall include Shoemaker and a designee of WESKIDS in its recommended slate of seven directors to be elected at the next annual meeting of shareholders of Middle Bay.

         2.7 EFFECTIVE TIME. The economic effect of the transactions contemplated by this Agreement shall be effective as of 12:01 a.m., Central Daylight Time, on June 30, 1997 (herein referred to as the "Effective Time").

         2.8 EXPENSES. Each party shall bear its or his own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to engineering, legal and accounting expenses.


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         2.9 CONVERTIBILITY OF SERIES B SHARES.

                  (a) Subject to the receipt of a valuation report acceptable to Middle Bay and Shore from Lee Keeling and Associates, Inc. (or another mutually acceptable third party) of the Louisiana Acreage, Middle Bay has designated and agrees to issue, in accordance with Section 2.1 hereof, 266,667 Series B Shares. Each Series B Share, upon issuance and for a period of 66 months subsequent to the Merger Date, shall be immediately convertible on a one-for-one basis into shares of Middle Bay Common Stock. Provided, however, that the holders may elect to use from time to time the applicable Alternative Conversion Method as defined in Section 2.9(b) and as more particularly described in Exhibit "C" hereto, "Certificate of Amendment To the Articles of Incorporation of Middle Bay Oil Company, Inc." Any Common Stock issued pursuant to this right of conversion shall be subject to the same transfer and voting restrictions provided for elsewhere herein for the Middle Bay Common Stock issuable to the Shore Shareholders on the Merger Date. The conversion rights with respect to the Series B Shares shall be accorded anti-dilution protection as provided in Exhibit "C".

                  (b) For purposes of Section 2.9(a), the "Alternative Conversion Method" shall be computed as of December 31 of each year following the Merger Date (the "Computation Date") by determining the incremental amounts by which the Cumulative Value increases over the prior computation. Each incremental increase in the Cumulative Value, when computed, shall be divided by $8,000,000, with the resulting quotient (the "Alternative Conversion Factor") multiplied by 266,667 to determine the number of Series B Shares which would be converted as of the applicable Computation Date. The number of shares of Middle Bay Common Stock into which such number of Series B Shares are convertible shall be derived by multiplying 1,066,666 times the then applicable Alternative Conversion Factor. This procedure shall be repeated as of each Computation Date, with the applicable number of Series B Shares converted into the applicable number of shares of Middle Bay Common Stock. The Series B Shares remaining after any such conversion will be convertible into 266,667 shares of Middle Bay Common Stock. Notwithstanding the foregoing, if at any Computation Date, the aggregate Cumulative Value equals or exceeds $10,000,000 then the remaining Series B Shares will be convertible for a number of shares of Middle Bay Common Stock equal to 1,333,333 shares less the aggregate number of Middle Bay Common Stock theretofore issued upon conversion of Series B Shares as hereinbefore provided in this Section 2.9 (b).

                  (c) For purposes of Section 2.9(b), "Cumulative Value" means the value attributable to the approximately 40,000 acres of mineral interest owned by Shore in Terrebonne, Lafourche and St. Mary Parishes, Louisiana (as more particularly described in Exhibit "A," the "Louisiana Acreage"). The Cumulative Value shall initially be equal to $2,000,000, shall not exceed $10,000,000 and shall be recomputed on an incremental basis as of December 31 of each year following the Merger
         Date: (i) on values computed (PV 15% based on the Bank of Oklahoma's


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         or a mutually agreed upon bank case product pricing at the time of the evaluation held constant with initial operational expenses to be determined by and at the discretion of Lee Keeling and Associates, Inc., Ryder Scott or such other independent engineering firm engaged by Middle Bay in connection with Middle Bay's annual audit of its financial statements and held constant thereafter) for newly-discovered wells with a minimum of six months' production history according to annual reserve evaluations made by the engineering firm or reworked or recompleted wells (which wells were not originally or previously assigned any value in the computation of Cumulative Value) with a minimum of six months' production history following such reworking or recompletion; plus (ii) lease bonus payments and delay rental payments (excluding payments in regard to working interests held), seismic option payments, seismic permit payments, any other payments and proceeds from the sale of properties or oil and gas interests therein from the Louisiana Acreage received by Middle Bay during the evaluation period if such properties or oil and gas interests thereon have not originally or previously been included in the computation of Cumulative Value. The annual reserve evaluation shall be prepared at Middle Bay's expense and provided to the Shore Shareholders no later than March 1 of each year. For purposes of calculating Cumulative Value, only those estimated reserves classified as proved developed (producing), proved developed (nonproducing), proved developed (behind pipe) and proved undeveloped shall be included, with proved developed (non-producing) and proved developed (behind pipe) discounted by a factor of 25% and proved undeveloped discounted by 50%. All wells spudded or for which reworking, recompletion or sidetrack operations have commenced on or before the end of sixty months from the Merger Date, shall be included in the calculation of Cumulative Value, even if such operations are not completed until after that date. Such Cumulative Value determination as of each recomputation date shall be reduced by the amount of any extraordinary claim or liability asserted against or paid by Middle Bay and relating to the Louisiana Acreage during such evaluation period. To the extent Middle Bay is given credit for an asserted extraordinary claim or liability hereunder which is ultimately reduced or dismissed, then the amount of such claim (if dismissed) or such reduction shall be added to the Cumulative Value determined on the next recomputation date. To the extent Middle Bay elects to seek indemnification under
         Section 10 hereof for any extraordinary claim or liability, then the amount of any such indemnification payment received by Middle Bay shall be added to the computed Cumulative Value on the next Cumulative Value recomputation date. For purposes of this Section 2.9(c), "extraordinary claim or liability" shall mean any claim or liability (not covered by insurance) other than operating costs and other expenses incurred in the ordinary course of business and attributable to the Louisiana Acreage, the basis for which exists prior to the Closing Date and which is not assumed by or consented to by Middle Bay at Closing. For purposes of calculating the value of any unliquidated claim relating to title to the Louisiana Acreage, each acre subject to the claim shall be valued at $50 per acre except for any acres included within a unit approved by the Commissioner of Conservation established for a producing well. The value of the acreage within a producing Commissioner's unit shall be the value (prorated, as needed, to fairly reflect the portion of the unit affected by the claim) given by the independent engineering firm, if already included in the Cumulative Value, or, if not so evaluated, the value shall be determined by the


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         parties to this Agreement in good faith or, absent such an agreement, determined by a mutually acceptable third party whose decision shall be final. If the parties cannot agree on a mutually acceptable third party, the matter (or any other dispute related to the calculation of Cumulative Value which cannot be resolved in the same manner as the preceding sentence) shall be submitted to arbitration pursuant to
         Section 10.5 herein.

                  (d) Any provision herein to the contrary notwithstanding, the cumulative total shares of Middle Bay Common Stock into which the Series B Shares are convertible shall not be less than the number derived by dividing $2,000,000 plus the aggregate incremental Cumulative Value determined through December 31, 2002, divided by $7.50 per share, which number shall not be less than 266,667 shares nor exceed 1,333,333 shares, being a maximum of $10,000,000 and a minimum of $2,000,000 at $7.50 per share, subject only to adjustments to prevent dilution as set forth in Exhibit "C".


                                   ARTICLE III
                                     CLOSING

         3.1 TIME AND PLACE. The Merger and related transactions contemplated by this Agreement shall be consummated (such consummation being herein referred to as the "Closing") on a date and at a time selected by Middle Bay, by Notice given to Shore at least two business days before Closing, at Middle Bay's offices at the address set forth in Article XII of this Agreement. The date and time of Closing may be referred to herein as the "Closing Date." The Closing Date shall be June 30, 1997, or such other date or place to which the parties may reasonably agree.

         3.2 ACTIONS OF MIDDLE BAY AND SAC AT CLOSING. At Closing, Middle Bay and SAC shall deliver to Shore:

                  (a) properly executed instruments effecting the Merger;

                  (b) evidence of authority, satisfactory in form and content to Shore's counsel, with respect to the actions of the Board of Directors of Middle Bay to approve the Merger and the transactions contemplated by this Agreement for SAC and, with respect to Middle Bay, to execute and deliver this Agreement and all of the other agreements, certificates, instruments and documents executed pursuant to or as an incident to this Agreement or the Closing, such evidence to include, without limitation, appropriate certificates of corporate resolution and incumbency and properly certified copies of consent actions taken by the directors of Middle Bay, certificates of good standing issued by the Secretary of State of the State of Alabama with respect to Middle Bay and SAC, and the opinion of counsel for Middle Bay and SAC regarding the foregoing matters;

                  (c) the cash payable to the Shore Shareholders in accordance with Section 2.2 hereof, in cash or equivalent form of payment;


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                  (d) the cash payable to the Shore Shareholders in accordance with Section 2.3 hereof, in cash or equivalent form of payment;

                  (e) provide for the delivery of certificates representing the Middle Bay Common Stock and the Series B Shares issued for delivery to the Shore Shareholders in accordance with Sections 2.1(a) and 2.1(b) hereof;

                  (f) evidence of Wells Fargo's consent of Middle Bay's assumption of the Wells Fargo Loan as described in the Third Amendment to Shore Credit Agreement; and

                  (g) evidence of consent of the Bank of Oklahoma, N.A. for the consummation of the Merger and the assumption by Middle Bay of the Wells Fargo Loan.

         3.3 ACTIONS OF SHORE AND THE SHORE SHAREHOLDERS AT CLOSING. At Closing, Shore and the Shore Shareholders shall deliver or make available to Middle Bay:

                  (a) properly executed instruments effecting the Merger;

                  (b) evidence of consent of Wells Fargo for (i) the consummation of the Merger; (ii) the assumption by Middle Bay of the Wells Fargo Loan as described in the Third Amendment to Shore Credit Agreement and (iii) the payoff of the Shareholder Notes;

                  (c) evidence of authority, satisfactory in form and content to Middle Bay's counsel, with respect to the actions of the Board of Directors and the Shore Shareholders to approve the Merger and the transactions contemplated by this Agreement and, with respect to Shore, to execute and deliver this Agreement and all of the other agreements, certificates, instruments and documents executed pursuant to or as an incident to this Agreement or the Closing, such evidence to include, without limitation, appropriate certificates of corporate resolution and incumbency and properly certified copies of consent actions taken by the Shore Shareholders, certificates of good standing issued by the Secretary of State of the State of Texas with respect to Shore, and an opinion of counsel for Shore regarding the foregoing matters; and

                  (d) all financial and operational records with respect to Shore.


                                   ARTICLE IV
                      MATTERS RELATIVE TO MIDDLE BAY SHARES

         4.1 SECURITIES LAWS COMPLIANCE BY MIDDLE BAY.

                  (a) 1934 Act Registration and Reports; Access to Information. On the date of this Agreement and at Closing, all of Middle Bay's common stock, including the Middle Bay Common


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         Stock issuable hereunder, shall be registered pursuant to Section 12(g)
         of the 1934 Act, and Middle Bay shall have timely filed all reports with the SEC required of Middle Bay under the 1934 Act, and Middle Bay shall have given Shore and the Shore Shareholders full access to all such reports and other information reasonably requested by Shore or the Shore Shareholders regarding Middle Bay to enable the Shore
         Shareholders to make an informed decision regarding the value of the Middle Bay Common Stock and the Series B Shares.

                  (b) Exemption from Registration Under Securities Laws. Middle Bay and the Shore Shareholders shall use their reasonable efforts to assure that the issuance of the Middle Bay Common Stock hereunder qualifies as exempt from the registration requirements of the Securities Act of 1993, as well as securities laws of such states as would apply to the issuance and delivery of the Middle Bay Common Stock and the Series B Shares as contemplated hereunder.

         4.2 TRANSFER RESTRICTIONS. Except as provided in Section 4.4 hereof, each Shore Shareholder agrees that transfer of the Middle Bay Common Stock and Series B Shares issuable to Shore and distributed to the Shore Shareholders at Closing shall be restricted for a period of 12 months from the Closing Date (the "Restriction Period"). Neither the Middle Bay Common Stock nor the Series B Shares shall be publicly reoffered or sold by the Shore Shareholders except in compliance with Rule 144, or 145 where applicable, under the 1933 Act or in transactions otherwise exempt from or in compliance with the requirements of the 1933 Act and applicable state securities laws. Each certificate representing such shares issued and delivered at Closing shall bear an appropriate legend regarding such transfer restrictions, and such restrictions shall be appropriately noted on the stock transfer records of Middle Bay.

         4.3 RESTRICTIONS ON VOTING RIGHTS. Shore and the Shore Shareholders agree that for a period of 12 months following the Closing Date, voting rights with respect to the shares of Middle Bay Common Stock issuable to the Shore Shareholders hereunder shall be limited as follows:

                  (a) In connection with any vote taken or consent, wavier or ratification given in connection with the election or removal of directors of Middle Bay, the Shore Shareholders shall vote only that number of shares of Middle Bay Common Stock, regardless of any greater number of such shares owned by the Shore Shareholders as shall represent 20% or less of the total number of shares of Middle Bay Common Stock issued and outstanding and eligible to vote at the time of any such vote, consent, waiver or ratification.

                  (b) Each certificate representing the shares of Middle Bay Common Stock issuable to the Shore Shareholders hereunder and delivered at Closing shall bear an appropriate legend regarding such voting restrictions, and such restrictions shall be appropriately noted on the stock transfer records of Middle Bay.

                  (c) For purposes of this Section 4.3, the number of shares of Middle Bay Common Stock owned by the former Shore Shareholders shall include any shares of Middle Bay Common

         Stock presently owned by the Shore Shareholders or hereafter issued or distributed to any Shore Shareholder in connection with the conversion of the Series B Shares or otherwise.

                  (d) In the event all or a portion of the Middle Bay Series A Preferred Stock is converted into Middle Bay Common Stock prior to 12 months from the Closing Date specified herein, the voting restrictions provided in this Section 4.3 shall be removed share-for-share with the conversion of the Series A Preferred Stock (e.g., if a holder of Series A Preferred Stock converts a portion of its preferred stock into 100,000 shares of common stock, the number of aggregate shares of Middle Bay Common Stock which may be voted by the Shore Shareholders hereunder shall be increased prorata by 100,000 shares).

                  (e) If Middle Bay issues additional shares of common stock as part of another merger or asset acquisition transaction following the Closing Date and any such merger or acquisition involves the issuance of Middle Bay Common Stock representing, after issuance, more than 20% of the then outstanding shares of Middle Bay Common Stock, if such shares are not made subject to voting restrictions substantially identical to those imposed by this Section 4.3, this Section 4.3 shall thereafter no longer apply.

         Except as set forth above, Shore and the Shore Shareholders shall not be subject to any further voting restrictions with respect to Middle Bay stock.

         4.4 REGISTRATION RIGHTS. The Shore Shareholders (and/or their respective successors in interest, if any) shall have the following rights with respect to registration of the Middle Bay Common Stock acquired hereby.

                  (a) Piggyback Registration. If Middle Bay shall at any time or times determine to register under the 1933 Act any shares of Middle Bay Common Stock (other than registration of common stock under stock option plans, stock ownership plans, or other employee benefit plans of Middle Bay or its subsidiaries) pursuant to an offering whereby Middle Bay will receive cash for the sale of such common stock, it will notify each former Shore Shareholder in each case of such determination at least thirty (30) days prior to filing the registration statement and, upon the receipt of written request by such shareholders representing at least forty percent (40%) of the Middle Bay Common Stock issued pursuant to the Merger given within fifteen (15) days after receipt of such notification, Middle Bay will use its best efforts to cause any of the Middle Bay Common Stock, as specified in such request to be registered under the 1933 Act pursuant to such registration statement, to the extent and under the condition that such registration is permissible under the 1933 Act and the rules and regulations thereunder; provided, however, that if the managing underwriter selected by Middle Bay advises Middle Bay in writing that, in its opinion, the inclusion of Middle Bay Common Stock requested to be included in such registration would materially adversely affect the distribution of all such common stock, then the former Shore Shareholders shall not be permitted to register their Middle Bay Common Stock as specified in such request, but if such advice is not given at any time thereafter, both Middle Bay and the former Shore Shareholders may sell Middle Bay Common Stock in the proposed distribution, with each party being entitled to sell a proportion of the number of shares to be sold by the former Shore Shareholders and Middle Bay in its proposed distribution corresponding to the ratio that the number of shares proposed to be sold by such party bears to the aggregate number of shares proposed to be sold by former Shore Shareholders and Middle Bay.

                  (b) Demand Registration. Within 12 months following the Closing Date, Middle Bay will use its best efforts to cause the Middle Bay Common Stock received by the Shore Shareholders in accordance with the Merger to be registered under the 1933 Act pursuant to a separate registration statement on Form S-3 (or such authorized form if Form S-3 is not then available to Middle Bay) for the purpose of permitting the sale of such Middle Bay Common Stock in a secondary distribution, to the extent and under the condition that such registration is permissible under the 1933 Act and the rules and regulations thereunder, and to further use its best efforts to maintain the effectiveness of such registration statement (including but not limited to the filing of such post-effective amendments, prospectus supplements, etc.) until such time as the former Shore Shareholders will be eligible to sell their Middle Bay Common Stock pursuant to the terms of Rule 144(k), or 145 where applicable, as promulgated under the 1933 Act. The Shore Shareholders' rights under this Section 4.4(b) are limited to one effective registration of the Shore Shareholders' Middle Bay Common Stock.

                  (c) Expenses. Middle Bay shall pay all expenses incurred in connection with any registration pursuant to this Section, except that the Shore Shareholders and/or the other former Shore Shareholders, as the case may be, shall pay for (i) any broker or underwriting commissions or discounts relating to Middle Bay Common Stock sold by such shareholders, and (ii) fees of counsel to such shareholders engaged separately from counsel to Middle Bay in connection with such registration.


                                    ARTICLE V
                   MIDDLE BAY'S REPRESENTATIONS AND WARRANTIES

         Middle Bay represents and warrants to Shore and the Shore Shareholders that:

         5.1 DUE ORGANIZATION; GOOD STANDING; POWER. Middle Bay and SAC are corporations duly organized, validly existing and in good standing under the laws of the State of Alabama. Middle Bay and SAC have all requisite corporate powers to enter into this Agreement and to perform their obligations hereunder.

         5.2 AUTHORIZATION AND VALIDITY OF DOCUMENTS. The execution, delivery and performance of this Agreement by Middle Bay and SAC, and the consummation by Middle Bay and SAC of the transactions contemplated hereby, have been duly and validly authorized by Middle Bay and SAC. This

Agreement has been duly executed and delivered by Middle Bay for itself and on behalf of SAC and is a legal, valid and binding obligation of Middle Bay and SAC, enforceable against Middle Bay and SAC in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

         5.3 VALIDITY OF CONTEMPLATED TRANSACTIONS. Except for the Bank of Oklahoma, N.A., whose prior consent is required, the execution, delivery and performance of this Agreement by Middle Bay does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance or governmental rule or regulation to which Middle Bay is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Middle Bay, (c) the articles of incorporation, bylaws or other charter documents of Middle Bay, or (d) except for that certain Restated Revolving Credit and Term Loan Agreement dated March 31, 1997, as amended, between Middle Bay and the Bank of Oklahoma, N.A., wherein the Bank of Oklahoma's consent is necessary for this transaction, any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Middle Bay is a party, by which Middle Bay may have rights, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Middle Bay thereunder. Except as provided herein, no authorization, approval or consent of and no registration or filing with any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Middle Bay.

         5.4 STATUS OF THE SHARES. The Middle Bay Common Stock and the Series B Shares to be delivered to Shore and distributed to the Shore Shareholders pursuant to this Agreement will be, when delivered, (i) duly authorized, validly issued, fully paid and nonassessable, (ii) duly registered under the 1934 Act, and, subject to the restrictions on transferability set forth in Sections 4.2 and 4.3 hereof, (iii) listed for trading on the NASDAQ Small Cap Stock Market.

         5.5 INFORMATION RELATING TO MIDDLE BAY. Middle Bay has previously provided to Shore and the Shore Shareholders information in the form of Middle Bay's 1934 Act Annual Reports on Form 10-KSB dated December 31, 1995, and December 31, 1996, and its Quarterly Report on Form 10-QSB for the period ended March 31, 1997. Middle Bay will also provide to Shore a copy of any filing made with the SEC from the date hereof to the Closing Date. The information concerning Middle Bay contained in such reports is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make statements contained therein, in light of the circumstances in which statements were made, not misleading. From the date hereof through the Closing Date, Middle Bay shall provide to Shore and the Shore Shareholders the opportunity to ask questions and receive answers concerning the matters contemplated hereby and to obtain any additional information which Middle Bay possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished under this Section 5.5.

         5.6 CAPITALIZATION. The authorized equity securities of Middle Bay consist of 10,000,000 shares of common stock, par value $.02 per share, of which 2,519,548 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which 1,166,667 shares of Series A preferred stock are issued and outstanding and 266,667 shares of Series B preferred stock will be designated for issuance at Closing. All shares to be issued to Shore and the Shore Stockholders shall be free and clear of all encumbrances, and no other equity securities of Middle Bay are owned of record by anyone. Except as set forth in
Schedule 5.6, there are no existing agreements, options, commitments or rights with, of or to any person relating to the issuance, sale or transfer of any equity securities or other securities of Middle Bay and Middle Bay does not own, or have any contract to acquire, any equity securities or other securities of any other entity other than Shore.

         5.7 TITLE TO AND CONDITION OF PROPERTIES. To the best of Middle Bay's knowledge, the oil and gas properties and other assets of Middle Bay are free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances, except for liens securing a present line of credit with the Bank of Oklahoma, liens for current real or personal property taxes not yet due and payable and mechanics and materialmen liens arising in the ordinary course of Middle Bay's business for sums not yet due and owing or being contested in good faith by appropriate proceedings. With the exception of the foregoing representations and warranties as to "knowledge," Middle Bay makes no representation or warranty concerning title to any of its assets.

         5.8 CONDITION OF TANGIBLE ASSETS. All buildings, structures, facilities, equipment and other material items of tangible property and assets of Middle Bay are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations relating to their construction, use and operation.

         5.9 FINANCIAL STATEMENTS. The financial statements of Middle Bay, including balance sheets and profit and loss statements as of December 31, 1996 and March 31, 1997 (the "Middle Bay Financial Statements") as set forth in Middle Bay's Form 10-KSB Annual Report and Form 10-QSB Quarterly Report, are complete, are in accordance with the books and records of Middle Bay and fairly present, in all material respects, the assets, liabilities, financial condition and results of operations of Middle Bay indicated thereby in accordance with generally accepted accounting principles consistently applied. At May 31, 1997, and as of the date of this Agreement, Middle Bay had no material liabilities of any nature, direct or indirect, fixed or contingent, which were not reflected on the Middle Bay Financial Statements.

         5.10 LITIGATION. Except as disclosed on Schedule 5.10, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, is pending or, to the best knowledge of Middle Bay, threatened against Middle Bay or which relates to the properties of Middle Bay or the transactions contemplated by this Agreement, nor does

Middle Bay know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect Middle Bay, its properties or the transactions contemplated hereby. Middle Bay is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may adversely affect Middle Bay, its properties or the transactions contemplated hereby.

         5.11 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.11, to the best of its knowledge, Middle Bay is not aware of, nor has Middle Bay received notice of, any past, present or future events, conditions, circumstances, activities, practices, instances, actions or plans which may interfere with or prevent compliance or continue compliance with those laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation based on or related to the violation by Middle Bay of applicable Environmental Laws. With the exception of the foregoing representations and warranties as to "knowledge," Middle Bay makes no representation or warranty, either express or implied, or otherwise, on any environmental matters, including without limitation, the violation of any federal, state, local or municipal law, rule or regulation relating to the environment or natural resource (collectively, "Environmental Laws") by Middle Bay and makes no warranty or representation, express, implied or otherwise, with respect to the accuracy or completeness of any information, records or data made available to Shore or the Shore Shareholders in connection with this Agreement. Except for a breach of the foregoing representations and warranties as to "knowledge," Shore and the Shore Shareholders have relied upon their own investigation and analysis to enter into this Agreement and consummate the transactions set forth herein. Shore and the Shore Shareholders agree that Middle Bay and its current, as of the Merger Date, employees, officers, directors, shareholders, representatives and agents, except for breach of any representation and warranty herein, are hereby released and held harmless by Shore and the Shore Shareholders and shall not be responsible or liable to Shore or the Shore Shareholders for any claims, costs, losses, liabilities, judgments, demands, tort claims, damages, expenses, demands, actions or causes of action arising from environmental matters or violations of Environmental Laws arising from or relating to any of Middle Bay's properties.

         5.12 COMPLETENESS OF DISCLOSURE. No representation or warranty by Middle Bay in this Agreement nor any certificate, statement, document or instrument furnished or to be furnished to Shore or the Shore Shareholders pursuant hereto, or in connection with the negotiation, execution or performance of Middle Bay of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

         5.13 INCOME TAX CONSEQUENCES. Any contrary provision contained in this Agreement (or any other agreement or communication) notwithstanding, Middle Bay is not relying upon any statement made or advice provided by Shore or any Shore Shareholder regarding the income tax consequences of the Merger or other transactions contemplated by this Agreement, as to Middle Bay.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                       OF SHORE AND THE SHORE SHAREHOLDERS

         Shore and, subject to the limitations set forth in Section 10.7, the Shore Shareholders represent and warrant to Middle Bay that as of the execution of this Agreement or as of Closing, to their best knowledge and belief:

         6.1 DUE ORGANIZATION; GOOD STANDING; POWER. Shore is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Shore has all requisite power to enter into this Agreement and to perform its obligations hereunder.

         6.2 AUTHORIZATION AND VALIDITY OF DOCUMENTS. The execution, delivery and performance of this Agreement by Shore and the Shore Shareholders, and the consummation by Shore and the Shore Shareholders of the Merger and other transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Shore and approved by the Shore Shareholders in accordance with the Texas Corporation Code. This Agreement has been duly executed and delivered by Shore and the Shore Shareholders and is a legal, valid and binding obligation of Shore and the Shore Shareholders, respectively, enforceable against Shore and the Shore Shareholders in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally. The other agreements, documents and instruments required to be delivered by Shore and the Shore Shareholders in accordance with the provisions hereof will be duly executed and delivered on behalf of Shore by duly authorized officers of Shore or, where applicable, the Shore Subsidiaries.

         6.3 VALIDITY OF CONTEMPLATED TRANSACTIONS, ETC. The execution, delivery and performance of this Agreement by Shore and the Shore Shareholders does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance or governmental rule or regulation to which Shore or the Shore Shareholders is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Shore or any shareholder of Shore, (c) the articles of incorporation, bylaws or other charter documents of Shore, or
(d) except for that certain Credit Agreement dated April 27, 1995, as amended, between Shore and Wells Fargo wherein Wells Fargo's consent is necessary for this transaction, any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Shore or the Shore Shareholders are a party, by which Shore or the Shore Shareholders may have rights or by which any of the Properties may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Shore or the Shore Shareholders thereunder. Except as provided herein, no authorization, approval or consent of and no registration or filing with any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Shore or the Shore Shareholders.

         6.4 CAPITALIZATION. The authorized equity securities of Shore consist of 100,000 shares of Shore Common Stock, par value $1.00 per share, of which 8,172 shares are issued and outstanding and 5,100,000 shares of Shore Preferred Stock, par value $.01 per share, of which 5,075,556 shares are issued and outstanding. All shares to be issued to Middle Bay shall be free and clear of all encumbrances, and no other equity securities of Shore are owned of record by anyone. Except as set forth in Schedule 6.4, there are no existing agreements, options, commitments or rights with, of or to any person relating to the issuance, sale or transfer of any equity securities or other securities of Shore, and Shore and the Shore Shareholders do not own, or have any contract to acquire, any equity securities or other securities of any other entity other than Middle Bay.

         6.5 TITLE TO AND CONDITION OF PROPERTIES. To the best of Shore's and the Shore Shareholder's knowledge, the oil and gas properties and other assets of Shore are free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances, except for liens securing a present line of credit with Wells Fargo, liens for current real or personal property taxes not yet due and payable and mechanics and materialmen liens arising in the ordinary course of Shore's business for sums not yet due and owing or being contested in good faith by appropriate proceedings. With the exception of the foregoing representations and warranties as to "knowledge," neither Shore nor the Shore Shareholders make any representation or warranty concerning title to the Properties, and Middle Bay is taking the Properties "AS IS" with all title defects, if any.

         6.6 CONDITION OF TANGIBLE ASSETS. All buildings, structures, facilities, equipment and other material items of tangible property and assets constituting Shore's Properties are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations relating to their construction, use and operation.

         6.7 FINANCIAL STATEMENTS. Attached hereto as Exhibit "D" are Shore's balance sheet and profit and loss statement as of the close of business on December 31, 1996 and March 31, 1997 (the "Financial Statements"). Shore and the Shore Shareholders represent that the Financial Statements are complete, are in accordance with the books and records of Shore and fairly present, in all material respects, the assets, liabilities, financial condition and results of operations of Shore indicated thereby in accordance with generally accepted accounting principles consistently applied. At December 31, 1996, and as of the date of this Agreement, Shore had no material liabilities of any nature, direct or indirect, fixed or contingent, which were not reflected on the Financial Statements.

         6.8 LITIGATION. Except as disclosed on Schedule 6.8, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, is pending or, to the best Knowledge of Shore or the Shore Shareholders, threatened against Shore or the Shore Shareholders or which relates to the Properties of Shore or the transactions contemplated by this Agreement, nor does Shore or the Shore Shareholders know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect Shore, its Properties or the transactions contemplated hereby. Neither Shore nor the Shore Shareholders is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may adversely affect Shore, its Properties or the transactions contemplated hereby.

         6.9 ENVIRONMENTAL MATTERS. To the best of its and the Shore Shareholders' knowledge, Shore is not aware of, nor has Shore received notice of, any past, present or future events, conditions, circumstances, activities, practices, instances, actions or plans which may interfere with or prevent compliance or continued compliance with those laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation based on or related to the violation by Shore of applicable Environmental Laws. With the exception of the foregoing representations and warranties as to "knowledge," neither Shore nor the Shore Shareholders make any representations or warranties, either express or implied, or otherwise, on any environmental matters, including without limitation, the violation of any federal, state, local or municipal law, rule or regulation relating to the environment or natural resource (collectively, "Environmental Laws") by Shore and make no warranty or representation, express, implied or otherwise, with respect to the accuracy or completeness of any information, records or data made available to Middle Bay in connection with this Agreement. Except for a breach of the foregoing representations and warranties as to "knowledge," Middle Bay is acquiring, pursuant to the Merger, the Properties "AS IS" with all environmental defects, if any, including those matters described in Schedule 6.9, and has relied upon Middle Bay's own investigation and analysis to enter into this Agreement and consummate the transactions set forth herein. Middle Bay agrees that Shore and its current, as of the Merger Date, employees, officers, directors, shareholders, representatives and agents, except for breach of any representation and warranty herein, are hereby released and held harmless by Middle Bay and shall not be responsible or liable to Middle Bay for any claims, costs, losses, liabilities, judgments, demands, tort claims, damages, expenses, demands, actions or causes of action arising from environmental matters or violations of Environmental Laws arising from or relating to any of Shore's Properties.

         6.10 EMPLOYEES. Shore has no employment contracts, collective bargaining agreements or any labor trouble, EEOC claims, OSHA citations or any workers' compensation claims, controversies or other claims on unsettled grievances pending or, to the Knowledge of Shore, threatened by any of its officers, agents, employees or any other third party involved in the operations of Shore, or collective bargaining organizations or pension, 401(k), stock bonus, profit sharing, stock option or other agreements providing for remuneration or benefits to its officers, directors or employees, except as set forth on Schedule 6.10 attached hereto. Shore is, to the Best of its Knowledge, in compliance in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

         6.11 COMPLETENESS OF DISCLOSURE. No representation or warranty by Shore or the Shore Shareholders in this Agreement nor any certificate, statement, document or instrument furnished or to be furnished to Middle Bay pursuant hereto, or in connection with the negotiation, execution, performance of or the obtaining of consents of shareholders of Shore to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

         6.12 GAS IMBALANCES. Except as disclosed on Schedule 6.12, Shore has received no deficiency payments under any gas contracts for which any party has a right to take deficiency gas, nor has Shore received any payments for production which are subject to refund or recoupment out of future production.

         6.13 WELL STATUS. Shore has no outstanding accounts payable arising out of an authority for expenditure or other similar invoice to plug and abandon any well or wells because the well or wells are not capable of producing in commercial quantities.

         6.14 INCOME TAX CONSEQUENCES. Any contrary provision contained in this Agreement (or any other agreement or communication) notwithstanding, neither Shore nor the Shore Shareholders is relying upon any statement made or advice provided by Middle Bay regarding the income tax consequences of the Merger or other transactions contemplated by this Agreement, as to Shore or as to any of the Shore Shareholders.

                                   ARTICLE VII
                             MIDDLE BAY'S COVENANTS

         Middle Bay covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by Shore:

         7.1 BUSINESS IN THE ORDINARY COURSE. Its business shall be conducted solely in the ordinary course consistent with past practice.

         7.2 CONDUCT OF BUSINESS. Middle Bay shall use its best efforts to conduct its business in such a manner that, on the Closing Date, the representations and warranties of Middle Bay contained in this Agreement shall be true, except as specifically contemplated by this Article VII as though such representations and warranties were made on and as of such date. Furthermore, Middle Bay shall cooperate with the Shore and use its best efforts to cause all of the conditions to the obligations of Middle Bay under this Agreement to be satisfied on or prior to the Closing Date.

         7.3 UPDATE DISCLOSURES. Middle Bay shall promptly disclose to Shore any information contained in its representations and warranties which, because of an event occurring after the date hereof, or the discovery of an event occurring or having occurred at any time, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Middle Bay for the purposes of this Agreement, unless Shore shall have consented thereto in writing.

         7.4 ACCESS. Middle Bay shall give to Shore's officers, authorized employees, counsel, accountants, engineers and other representatives full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its properties and the business conducted by Middle Bay and shall permit them to consult with the officers, employees, accountants, counsel and agents of Middle Bay for the purpose of making such investigation of Middle Bay and its business, as Shore shall desire to make, provided that such investigation shall not unreasonably interfere with Middle Bay's business operations. Furthermore, Middle Bay shall furnish to Shore all such documents and copies of documents and records and information with respect to the affairs of Middle Bay and its business as Shore shall from time to time reasonably request and shall permit Shore and its agents to make such physical inventories and inspections of Middle Bay's properties as Shore may request from time to time.

         7.5 COMPLIANCE WITH LAWS. Middle Bay shall comply with all laws, ordinances, rules, regulations and orders applicable to its business or operations, assets or properties in respect thereof, the noncompliance with which might materially affect its business.

         7.6 SHORE EMPLOYEES. Following the Merger Date, the following people shall remain Shore employees (subject to their consents) and shall become part of Middle Bay's executive and professional staff: Stephen W. Herod, Vice President of Corporate Development, W. Tim Sexton, Gulf Coast Manager, and Kelly
L. Green, Administrative Assistant.

         7.7 INCOME TAX. Middle Bay agrees to be responsible for and pay all income taxes of Shore and Middle Bay arising from the Merger as a result of any income tax elections made by Middle Bay, including any liabilities or obligations accruing to the Shore Shareholders as a result of any such election if such election was out of the ordinary.

         7.8 SALE OF ASSETS; NEGOTIATIONS. Middle Bay shall not, directly or indirectly, sell or encumber all or any part of its properties, other than in the normal course of business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

         7.9 PRESS RELEASES. Middle Bay shall not communicate to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby, except as required by law or regulation or for such written information as shall have been approved in writing as to form and content by Shore, which approval shall not be unreasonably withheld.

                                  ARTICLE VIII
                  SHORE'S AND THE SHORE SHAREHOLDERS' COVENANTS

         Shore and the Shore Shareholders each respectively covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by Middle
Bay:

         8.1 BUSINESS IN THE ORDINARY COURSE. Its business shall be conducted solely in the ordinary course consistent with past practice.

         8.2 MAINTENANCE OF ASSETS. Shore shall continue to maintain and service the assets constituting its Properties in good operating condition and repair, subject to normal wear and maintenance, and in the same manner as has been its consistent past practice.

         8.3 MAINTENANCE OF INSURANCE. Shore shall maintain adequate insurance coverage of its insurable interests with respect to the Properties.

         8.4 COMPLIANCE WITH LAWS, ETC. Shore shall comply with all laws, ordinances, rules, regulations and orders applicable to its business or Shore's operations, assets or properties in respect thereof, the noncompliance with which might materially affect its business or the Properties.

         8.5 UPDATE DISCLOSURES. Shore and the Shore Shareholders, respectively, shall promptly disclose to Middle Bay any information contained in its representations and warranties which, because of an event occurring after the date hereof, or the discovery of an event occurring or having occurred at any time, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Shore for the purposes of this Agreement, unless Middle Bay shall have consented thereto (by Notice).

         8.6 CONDUCT OF BUSINESS. Shore shall use its best efforts to conduct its business in such a manner that, on the Closing Date, the representations and warranties of Shore contained in this Agreement shall be true, except as specifically contemplated by this Article VIII, as though such representations and warranties were made on and as of such date. Furthermore, Shore and the Shore Shareholders shall cooperate with Middle Bay and use their best efforts to cause all of the conditions to the obligations Shore and the Shore Shareholders under this Agreement to be satisfied on or prior to the Closing Date.

         8.7 INCOME TAX. Except as provided in Section 7.7 hereof, the Shore Shareholders acknowledge and agree that Middle Bay has no responsibility for any income tax liability of the Shore Shareholders resulting from the Merger.

         8.8 SALE OF ASSETS; NEGOTIATIONS. Shore shall not, directly or indirectly, sell or encumber all or any part of the Properties, other than in the normal course of business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

         8.9 NO DIVIDENDS OR DISTRIBUTIONS. Shore shall not declare or pay any dividend or make any distribution with respect to the Shore Capital Stock.

         8.10 ACCESS. Shore shall give to Middle Bay's officers, authorized employees, counsel, accountants, engineers and other representatives full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its Properties and the business conducted by Shore and shall permit them to consult with the officers, employees, accountants, counsel and agents of Shore for the purpose of making such investigation of its Properties and business, as Middle Bay shall desire to make, provided that such investigation shall not unreasonably interfere with Shore's business operations. Furthermore, Shore shall furnish to Middle Bay all such documents and copies of documents and records and information with respect to the affairs of Shore and its business and copies of any working papers relating thereto as Middle Bay shall from time to time reasonably request and shall permit Middle Bay and its agents to make such physical inventories and inspections of the Properties as Middle Bay may request from time to time.

         8.11 PRESS RELEASES. Neither Shore nor the Shore Shareholders shall communicate to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby, except for such written information as shall have been approved in writing as to form and content by Middle Bay, which approval shall not be unreasonably withheld.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

         9.1 CONDITIONS PRECEDENT TO MIDDLE BAY'S OBLIGATIONS. All obligations of Middle Bay under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                  (a) Representations and Warranties True as of the Closing Date. The representations and warranties of Shore and the Shore Shareholders contained in this Agreement or in any schedule, certificate or document delivered by Shore or the Shore Shareholders to Middle Bay pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                  (b) Compliance With this Agreement. Shore and the Shore Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  (c) Closing Certificate. Middle Bay shall have received certificates from Shore and the Shore Shareholders dated the Closing Date, certifying in such detail as Middle Bay may reasonably request that the conditions specified in subsections (a) and (b) hereof have been fulfilled and certifying that Shore and the Shore Shareholders have obtained all consents and approvals required to consummate the transactions contemplated by this Agreement.

                  (d) Opinions of Counsel for Shore. Porter & Hedges, LLP, counsel for Shore and the Shore Shareholders, shall have delivered to Middle Bay its written opinion, dated the Closing Date, reasonably satisfactory in form and substance to Middle Bay and its counsel.

                  (e) No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding or injunction or final judgment relating thereto shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                  (f) Material Adverse Changes. The Properties and operations of Shore shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence or threat of litigation.

                  (g) Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by Thrasher, Whitley, Hampton & Morgan, counsel for Middle Bay, in the exercise of their reasonable judgment. Shore shall also have delivered to Middle Bay such other documents, instruments, certifications and further assurances as such counsel may reasonably require.

                  (h) Income Tax Matters. Middle Bay shall have received the opinion of its tax counsel (in such form acceptable to Middle Bay) that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

                  (i) Series B Shares. The Keeling report referred to in Section
         2.9 shall be acceptable to Middle Bay.

                  (j) Valuation of Middle Bay. Middle Bay and Shore shall have received an acceptable appraisal of Middle Bay's liquidation value from an independent third party appraisal firm, selected mutually by Middle Bay and Shore.

         9.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SHORE. All obligations of Shore under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                  (a) Representations and Warranties True as of the Closing Date. The representations and warranties of Middle Bay contained in this Agreement or in any list, certificate or document delivered by Middle Bay to Shore pursuant to the provisions hereof shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                  (b) Compliance With this Agreement. Middle Bay shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (c) Closing Certificates. Shore shall have received a certificate from Middle Bay dated the Closing Date, certifying in such detail as Shore may reasonably request that the conditions specified in subsections (a) and (b) hereof have been fulfilled.

                  (d) Opinion of Counsel for Middle Bay. Thrasher, Whitley, Hampton & Morgan, counsel to Middle Bay, shall have delivered to Shore a written opinion, dated the Closing Date, reasonably satisfactory in form and substance to Shore and its counsel.

                  (e) No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding or injunction or final judgment relating thereto shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                  (f) Material Adverse Changes. The assets and operations of Middle Bay shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence or threat of litigation. SAC shall have incurred no material liabilities.

                  (g) Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by respective counsel for Shore and the Shore Shareholders in the exercise of their reasonable judgment. Middle Bay shall also have delivered to Shore and the Shore Shareholders such other documents, instruments, certifications and further assurances as such counsel may reasonably require.

                  (h) Income Tax Matters. Shore shall have received the opinion of its tax counsel (in such form acceptable to Shore and the Shore Shareholders) that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

                  (i) Series B Shares. The Keeling report referred to in Section
         2.9 shall be acceptable to Shore.

                  (j) Valuation of Middle Bay. Middle Bay and Shore shall have received an acceptable appraisal of Middle Bay's liquidation value from an independent third party appraisal firm, selected mutually by Middle Bay and Shore.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 GENERAL INDEMNIFICATION OBLIGATION OF SHORE AND ITS SHAREHOLDERS. From and after the Closing, Shore and the Shore Shareholders shall reimburse, indemnify and hold Middle Bay harmless against and in respect of:

                  (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Middle Bay that result from, relate to or arise out of any material misrepresentation, material breach of warranty or material nonfulfillment of any material agreement or covenant on the part of Shore or the Shore Shareholders under this Agreement, or any material misrepresentation in or material omission from any certificate, statement, document or instrument furnished to Middle Bay pursuant to or in connection with negotiation, execution or performance of this Agreement; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 10.1.

         10.2 GENERAL INDEMNIFICATION OBLIGATION OF MIDDLE BAY. From and after the Closing, Middle Bay will reimburse, indemnify and hold Shore and the Shore Shareholders harmless against and in respect of:

                  (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Shore or the Shore Shareholders that result from, relate to or arise out of any material misrepresentation, material breach of warranty or material nonfulfillment of any material agreement or covenant on the part of Middle Bay under this Agreement, or any material misrepresentation in or material omission from any certificate, statement, document or instrument furnished to Shore or the Shore Shareholders pursuant to or in connection with negotiation, execution or performance of this Agreement; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 10.2.

         10.3 METHOD OF ASSERTING CLAIMS, ETC. In the event that any claim or demand for which Shore or the Shore Shareholders would be liable to Middle Bay hereunder is asserted against or sought to be collected from Middle Bay by a third party, Middle Bay shall promptly notify Shore and the Shore Shareholders of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Shore and the Shore Shareholders shall then have fifteen
(15) days from the effective date of the Claim Notice (the "Notice Period") to notify Middle Bay (i) whether or not it disputes its liability to Middle Bay hereunder with respect to such claim or demand and (ii) notwithstanding any such dispute, whether or not it desires, at Shore's and the Shore Shareholders's sole cost and expense, to defend Middle Bay against such claim or demand.

                  (a) If Shore or the Shore Shareholders dispute liability with respect to such claim or demand or the amount thereof (whether or not Shore or the Shore Shareholders desire to defend Middle Bay against such claim or demand as provided in subsections 10.3(b) and 10.3(c) below), such dispute shall be resolved in accordance with Section 10.5. Pending the resolution of any dispute by Shore or the Shore Shareholders of liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of Middle Bay.

                  (b) In the event that Shore or the Shore Shareholders notify Middle Bay within the Notice Period that they desire to defend Middle Bay against such claim or demand, then, except as hereinafter provided, Shore or the Shore Shareholders shall have the right to defend Middle Bay by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by Shore or the Shore Shareholders to a final conclusion in such manner as to avoid any risk of Middle Bay's becoming subject to liability for any other matter; provided, however, neither Shore nor the Shore Shareholders shall, without the prior written consent of Middle Bay, consent to the entry of any judgment against Middle Bay or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to Middle Bay of a release, in form and substance satisfactory to Middle Bay's counsel, from all liability in respect of such claim or litigation. If Middle Bay desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of Middle Bay, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse affect on the business, operations, assets, properties or prospects of Middle Bay, including, without limitation, the administration of the tax returns and responsibilities under the tax laws of Middle Bay, then Middle Bay shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses shall be included as part of the indemnification obligation of Shore and the Shore Shareholders hereunder; provided, however, that Middle Bay shall not settle any such claim or demand without the prior written consent (given by Notice) of Shore, which consent shall not be unreasonably withheld. If Middle Bay should elect to exercise such right, Shore and the Shore Shareholders shall have the right to participate in, but not control, the defense or settlement of such claim or demand, at their sole cost and expense.

                  (c) If Shore and the Shore Shareholders elect not to defend Middle Bay against such claim or demand, whether by not giving Middle Bay timely Notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by Shore or the Shore Shareholders or by Middle Bay (but Middle Bay shall have no obligation to defend any such claim or demand) then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a joint and several liability of Shore and the Shore Shareholders hereunder, unless Shore or the Shore Shareholders shall have disputed its liability to Middle Bay hereunder, as provided in Section 10.5 hereof.

                  (d) If Middle Bay should have a claim against Shore or the Shore Shareholders hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, Middle Bay shall, within a reasonable time after discovery of such claim, send a Claim Notice with respect to such claim to Shore and the Shore Shareholders. If Shore or the Shore Shareholders disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 10.5 hereof; if neither Shore nor the Shore Shareholders notifies Middle Bay within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed the undisputed liability of Shore and the Shore Shareholders hereunder.

                  (e) All claims for indemnification by Shore or the Shore Shareholders under this Agreement shall be asserted and resolved under the procedures set forth above, substituting in the appropriate place "Shore" or the "Shore Shareholders" for "Middle Bay" and "Middle Bay" for "Shore" or the "Shore Shareholders" (and variations thereof).

         10.4 PAYMENT OR SETTLEMENT. Upon determination of the liability under
Section 10.3 or 10.5 hereof, the appropriate party shall pay to or settle with the other, as the case may be, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder.

         10.5 ARBITRATION.

                  (a) All disputes under this Article X and Section 2.9 shall be settled by arbitration in Mobile, Alabama, or in the city where Middle Bay's corporate headquarters is located at the time of the arbitration, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving Notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 10.5. The arbitrator shall be selected by the joint agreement of Shore and Middle Bay and, where appropriate, the Shore Shareholders, but if they do not so agree within twenty (20) days after the date of the Notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto. Any such award shall be accompanied by a written opinion of the arbitrator, giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

                  (b) To the extent that arbitration may not be legally permitted or required hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of competent jurisdiction to resolve disputes hereunder and to seek any appropriate remedy. Nothing contained in this Section 10.5 shall prevent the parties from settling any dispute by mutual agreement at any time.

         10.6 OTHER RIGHTS AND REMEDIES NOT AFFECTED. The indemnification rights of the parties under this Article X are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

         10.7 LIMITATION ON INDEMNIFICATION BY THE SHORE SHAREHOLDERS. The indemnification by the Shore Shareholders pursuant to this Article X shall be limited to: (i) a term of one (1) year from the Closing Date, at which time the Shore Shareholders' indemnity under this Section 10 will terminate and the Shore Shareholders will have no further liability hereunder; (ii) claims of up to an aggregate of $2,500,000 in excess of an aggregate deductible of $500,000; and
(iii) the Middle Bay Common Stock and the Series B Shares acquired by the Shore Shareholders pursuant to the Merger. Such indemnification may be satisfied, at each Shore Shareholder's option, by (a) payment in cash or (b) through the transfer and delivery to Middle Bay of Middle Bay Common Stock, to be credited against the Shore Shareholders' obligations hereunder at an amount equal to seventy-five percent (75%) of the prior twenty (20) days' average market price for such Middle Bay Common Stock from the date of the Claim Notice. To the extent a Shore Shareholder has sold or transferred Middle Bay Common Stock and the number of shares of Middle Bay Common Stock owned by him at the time of indemnification is inadequate to satisfy such indemnification, then such Shore Shareholders shall be liable for the remainder of such indemnification in an amount not to exceed the lesser of (A) the consideration received by such Shore Shareholders for the Middle Bay Common Stock so previously transferred or sold (which consideration shall be for an amount no less than seventy-five percent (75%) of the prior twenty (20) days' average market price for such Middle Bay Common Stock from the date of such transfer or sale), or (b) the amount of the remainder of such indemnification.

         10.8 LIMITATION ON INDEMNIFICATION BY MIDDLE BAY. The indemnification by Middle Bay pursuant to this Article X shall be limited to: (i) a term of one
(1) year from the Closing Date, at which time Middle Bay's indemnity under this
Section 10 will terminate, and Middle Bay will have no further liability hereunder; and (ii) claims of up to an aggregate of $2,500,000 in excess of an aggregate deductible of $500,000. Such indemnification may be satisfied, at Middle Bay's option, by (a) payment in cash or (b) through the issuance and delivery to the Shore Shareholders of Middle Bay Common Stock, to be credited against Middle Bay's obligations hereunder at an amount equal to seventy-five percent (75%) of the prior twenty (20) days' average market price for such Middle Bay Common Stock from the date of the Claim Notice.

                                   ARTICLE XI
                               BROKERS AND FINDERS

         Middle Bay represents and warrants to Shore, and Shore represents and warrants to Middle Bay, that no broker, finder or consultant has been employed in connection with this transaction or has otherwise engaged in any conduct giving rise to any right to earn any commission or finder's fee for introducing Middle Bay and Shore to each other, for assisting Middle Bay and Shore in negotiating the terms of this Agreement, or for performing any similar service in connection with this transaction, other than a broker, finder or consultant to whom payment in full for such services is made by the party employing such person so that such person makes no claim against the other party with respect to such services. Middle Bay and Shore each agree to indemnify and hold the other harmless in accordance with Article X from any loss or liability or other damage sustained or incurred by that other party by reason of any conduct of the indemnifying party giving any right to any person to earn a commission or finder's fee in connection with the transaction contemplated by this Agreement.


                                   ARTICLE XII
                                     NOTICES

         Any notice, consent or other communication (hereinafter sometimes referred to as a "Notice") required or permitted under this Agreement shall be sufficient only if given in writing and personally delivered, actually received, transmitted by facsimile ("fax") equipment (but only if the address shown below or otherwise provided by Notice includes a telephone number for such transmission, which may be designated as a "fax" or "telecopier" number), or mailed by certified or registered mail, postage prepaid, and addressed or otherwise directed as follows:

                  Middle Bay and/or     Middle Bay Oil Company, Inc.
                  Shore Acquisition     Attn: John J. Bassett, President
                  Company               115 South Dearborn Street
                                        Mobile, Alabama 36602
                                        Fax: (334) 433-7802

                             with a copy to: H. Grady Thrasher, III, Esq.
                                             Thrasher, Whitley, Hampton & Morgan
                                             Five Concourse Parkway, Suite 2150
                                             Atlanta, Georgia 30328
                                             Fax: (770) 804-5555

                  Shore and/or          Shore Oil Company
                  Shore Shareholders:   Attn: Stephen W. Herod, President
                                        1221 Lamar, Suite 1301
                                        Houston, Texas 77010
                                        Fax: (713) 650-0352
                             with a copy to: Robert H. Thomas, Esq.
                                             Porter & Hedges, LLP
                                             700 Louisiana, Suite 3500
                                             Houston, Texas 77002
                                             Fax: (713) 226-0236

The party claiming any benefit by reason of such Notice shall have the burden of establishing the fact and date of such delivery, receipt, transmission or mailing, and the following rules shall determine when a Notice becomes effective (with the earliest date controlling if more than one of these rules applies):

                  (a) personally delivered Notices shall be effective on the day of delivery;

                  (b) Notices mailed in accordance with this paragraph shall be effective three Business Days after such mailing;

                  (c) Notices sent by facsimile transmission shall be effective
         (i) upon transmission, if such transmission is completed at or before 5:00 p.m. on a Business Day, or (ii) on the first Business Day after transmission, if such transmission is completed at any other time; and

                  (d) Notices received through any other means shall be effective on the day of receipt.

Any party may change its address or fax number (or both) for this purpose by giving Notice of such change to the other parties.

                                  ARTICLE XIII
                                  GOVERNING LAW

         This Agreement shall be governed by Alabama law.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.1 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties and supersedes all prior discussion and agreements.

         14.2 AMENDMENT; WAIVER. This Agreement may not be changed, modified, or otherwise amended unless that amendment is written and signed by all parties whose rights may be materially affected thereby. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

         14.3 SURVIVAL. Articles IV, V, VI, X and thereafter shall survive the Closing of the transaction contemplated hereby for one (1) year after the Closing Date. All other provisions of this Agreement shall merge into the documents executed at Closing, so that such provisions have no further force or effect after Closing.

         14.4 BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         14.5 ARTICLE, SECTION AND EXHIBIT HEADINGS AND REFERENCES; GENDER; NUMBER. The captions of each article, section, subsection and exhibit of this Agreement and the pronouns used herein, whether masculine, feminine or neuter, singular or plural, are intended only for convenience and shall not be construed to limit or change the meaning of any language contained in this Agreement. Whenever appropriate to the context, the neuter or either gender shall be deemed to include the masculine or the feminine, as the case may be, the singular shall be deemed to include the plural, or conversely. A reference to any exhibit, article, section, subsection or other provision is a reference to such exhibit to or provision of this Agreement unless otherwise required by the context.

         14.6 TIME. Time is of the essence of this Agreement.

         14.7 KNOWLEDGE AND BELIEF. For purposes of this Agreement, all references to "the best of knowledge and belief" or "knowledge," or any variation thereof with regard to Shore and the Shore Shareholders shall be limited to the actual knowledge of Steve W. Herod or W. Tim Sexton and shall exclude any actual or imposed knowledge of any other person.

         14.8 DATE OF AGREEMENT. For all purposes under this Agreement, the date of this Agreement shall be deemed to be the day and year first above written.

         14.9 BUSINESS DAY. For purposes of this Agreement, the term "Business Day" means a day on which the United States Postal Service makes routine mail deliveries to its business customers. In any case, the term "Business Day" does not include Saturday or Sunday within its meaning.

         14.10 NO THIRD-PARTY BENEFICIARIES. The provisions of this Agreement are not intended to benefit, and may not be enforced by, any person other than Middle Bay, Shore and the Shore Shareholders.

         14.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

         14.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         14.13 FURTHER ASSURANCES. The parties agree to execute and deliver, after the date of this Agreement and after Closing, without additional consideration, such further assurances, instruments and documents and to take such further actions as the other parties may request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

         14.14 TERMINATION.

                  (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by Notice of termination at any time before Closing as follows:

                           (i)      by mutual consent of Shore and Middle Bay;
                  or

                           (ii) by Middle Bay (A) at any time if the representations and warranties of Shore or the Shore Shareholders contained in Article VI were incorrect in any material respect when made or at any time thereafter, or (B) at any time after July 15, 1997, if all of the conditions precedent set forth in Section 9.1 have not been met, or (C) at any time upon failure of any contingency with respect to Middle Bay's obligations;

                           (iii) by Shore and the Shore Shareholders acting together (A) at any time if the representations and warranties of Middle Bay contained in Article V were incorrect in any material respect when made or at any time thereafter, or (B) at any time after July 15, 1997, if any of the conditions precedent set forth in Section 9.2 have not been met; or

                           (iv) at any time upon failure of any contingency with respect to Shore's obligations.

         Such termination shall be effective upon the effective date of such Notice.

                  (b) In the event of termination pursuant to the provisions of this Section 14.14, this Agreement shall have no further force or effect, and no party shall have any liability to any of the other parties in respect of this Agreement, unless the termination was prompted by any material misrepresentation, breach of warranty or breach of covenant or other agreement by any party, in which event such party shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement.

                  (c) The provisions of this Section 14.14 are not intended to provide an exclusive remedy for any party's misrepresentation, breach of warranty, breach of covenant or other default. Any party may elect to enforce its rights under this Agreement, by seeking any remedy available at law or in equity (including specific performance), instead of electing to terminate this Agreement pursuant to this Section 14.14. The provisions of this Section 14.14 are intended to provide the exclusive remedy for failure of any contingency or condition precedent described in this Agreement, except to the extent that such failure results from misrepresentation, breach of warranty, breach of covenant or other default by any party.

         14.15 SIGNATURES REQUIRED. This Agreement shall not become effective until or unless this Agreement is signed by Middle Bay, Shore and the Shore Shareholders.

         IN WITNESS WHEREOF, the parties to this Agreement have signed this Agreement under seal on the day and year first above written or as otherwise set forth below.

                                        MIDDLE BAY OIL COMPANY, INC.

Date: June 20, 1997                     By:  /s/ John J. Bassett
                                           -------------------------------------
                                                 John J. Bassett, President


                                        SHORE ACQUISITION COMPANY

                                        By: Middle Bay Oil Company, Inc., as
                                            Incorporator
Date: June 20, 1997
                                        By:   /s/ John J. Bassett
                                           -------------------------------------
                                                  John J. Bassett, President


                                        SHORE OIL COMPANY

Date: June 20, 1997                     By:  /s/ Stephen W. Herod
                                           -------------------------------------
                                                 Stephen W. Herod, President

                                        SHORE SHAREHOLDERS

Date: June 20, 1997                              /s/ Alvin V. Shoemaker
                                        ----------------------------------------
                                                     Alvin V. Shoemaker

Date: June 20, 1997                              /s/ Stephen W. Herod
                                        ----------------------------------------
                                                     Stephen W. Herod

Date: June 20, 1997                              /s/ W. Tim Sexton
                                        ----------------------------------------
                                                     W. Tim Sexton


                                                      WESKIDS, L.P.

                                        By: WESKIDS, INC., its general partner

Date: June 20, 1997                     By:  /s/ Christine W. Jenkins
                                           -------------------------------------
                                                 Christine W. Jenkins, Secretary

                                    INDEX OF

                             EXHIBITS AND SCHEDULES




         Exhibit "A"       -    Oil and Gas Properties

         Exhibit "B"       -    Shares Owned of Record and Beneficially by Shore
                                Shareholders

         Exhibit "C"       -    Certificate of Amendment To the Articles of
                                Incorporation of Middle Bay Oil Company, Inc.

         Exhibit "D"       -    Financial Statements

         Exhibit "E"       -    Shareholder Notes


         Schedule "5.6"    -    Middle Bay Third-Party Options, Agreements, Etc.

         Schedule "5.10"   -    Middle Bay Litigation

         Schedule "5.11"   -    Middle Bay Environmental Matters

         Schedule "6.4"    -    Shore Third-Party Options, Agreements, Etc.

         Schedule "6.8"    -    Shore Litigation

         Schedule "6.9"    -    Shore Environmental Defects

         Schedule "6.10"   -    Shore Employee and Director Benefits

         Schedule "6.12"   -    Shore Gas Imbalances

                  EXHIBIT "A" SECTION 1 - PRODUCING PROPERTIES
 ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED
  JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
                COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS


  State      County/Parish     Field               Well Name                                   Acquisition
  -----      -------------     -----               ---------                                   -----------
   AL        Choctaw     Thornton Springs          Bollinger 19-16                             Shore
   AL        Covington   Rome North                Paramount Federal 4-8 #1                    Shore
   AL        Covington   Rome North                Paramount FindUq 5-2                        Shore
   AL        Covington   Rome North                Paramount Hart 4-7 #1                       Shore
   AL        Covington   Rome North                Paramount Wilder 5-8                        Shore
   AL        Covington   Rome North                Paramount Federal 5-14 #1                   Shore
   AL        Monroe      Excel North               Scruggs 34-2 #1                             Shore
   AL        Monroe      Frisco City N.            North Frisco City Field Wide Unit           Shore
   AL        Monroe      Jones Mill                Eddins 32-5 #1                              Shore
   AL        Monroe      Jones Mill                Lancaster 31 -8 #1                          Shore
   AL        Monroe      Monroeville               Paramount Wiggins I                         Shore
   AR        Columbia    Atlanta (Cotton Valley)   Hammontree A #1-15                          Wainoco
   AR        Columbia    Atlanta (Cotton Valley)   Manus #1                                    Wainoco
   AR        Lafayette   Lake Erling South         Lake Erling South Unit (Smackover)          Shore
   AR        Lafayette   Lake Erling South         Paramount Warnock Lecroy Heirs #1           Shore
   AR        Lafayette   Lake Erling South         Paramount Warnock Lecroy Heirs#4            Shore
   LA        Catahoula   Larto Lake                Missiana HB #11; 5200' RA SUH               Wainoco
   LA        Catahoula   Larto Lake                Missiana HB #13: 5200' RA SUD               Wainoco
   LA        Catahoula   Larto Lake                Missiana #9; 5200' RA SUI                   Wainoco
   LA        Catahoula   Larto Lake                Missiana Waterflood Unit                    Wainoco
   LA        Catahoula   Larto Lake                Missiana FRNE #8; 5200' RA SUA              Wainoco
   LA        Catahoula   Larto Lake                Missiana FRNE #12; 5200' RA SUB             Wainoco
   LA        Catahoula   Larto Lake                Missiana FRNE #15; 5200' RA SUC             Wainoco
   LA        Catahoula   Larto Lake                Missiana FRNE #10; 5200' RA SUG             Wainoco
   LA        Catahoula   Larto Lake                Missiana FRNE #11; 5200' RA SUE             Wainoco
   LA        Catahoula   Larto Lake                Missiana FRNE #16; 5200' RA SUF             Wainoco
   LA        Catahoula   Larto Lake                Missiana FRNE #9                            Wainoco
   LA        Catahoula   Larto Lake                Missiana SWD                                Wainoco
   LA        Catahoula   Larto Lake                Missiana HB #l; WXG RA SU79                 Wainoco
   LA        Claiborne   Antioch                   Davis, Marshall Est#1                       Shore
   LA        Claiborne   Antioch                   McAdams B #1                                Shore


                                                  Shore plus Et Ars (1)
                                                  ---------------------
          Operator                                  Wl            NRI            Status
          --------                                  --            ---            ------
AL   Mitchell Energy Company                            -       0.027762         Active
AL   Torch Operating Co                          0.073305       0.084586         Active
AL   Torch Operating Co                          0.073305       0.069277         Active
AL   Torch Operating Co                          0.073305       0.079340         Active
AL   Torch Operating Co                          0.073305       0.055782         Inactive
AL   Torch Operating Co                          0.073305       0.072974         Active
AL   Araxas Energy Co.                           0.024596       0.024564         Active
AL   Torch Operating Co                          0.005630       0.005584         Active
AL   Spooner Petroleum Co.                       0.009797       0.009643         Active
AL   Torch Operating Co                          0.005383       0.005446         Active
AL   Will-Drill Production Co., Inc.             0.149063       0.128574         Inactive
AR   OGP/Anadarko                                       -       0.065000         Active
AR   Universal Resources                                -       0.125000         Inactive
AR   Cobra Oil & Gas Corp.                       0.036563       0.036439         Active
AR   Caruthers Producing Co.                     0.042501       0.054188         Active
AR   Caruthers Producing Co.                     0.042501       0.054188         Active
LA   Ambrit Energy Corp.                         0.062500       0.046875         Active
LA   Ambrit Energy Corp.                         0.062500       0.046875         Active
LA   Ambrit Energy Corp.                         0.062500       0.046875         Active
LA   Ambrit Energy Corp.                         0.058930       0.044197         Active
LA   Meason Operating Co.                        0.101954       0.075379         Inactive
LA   Meason Operating Co.                        0.085607       0.062850         Inactive
LA   Meason Operating Co.                        0.101954       0.076466         Active
LA   Meason Operating Co.                        0.101954       0.076466         Active
LA   Meason Operating Co.                        0.101954       0.076466         Active
LA   Meason Operating Co.                        0.101954       0.076466         Active
LA   Meason Operating Co.                        0.101954       0.076466         Active
LA   Ambrit Energy Corp.                         0.062500              -         Active
LA   Ambrit Energy Corp.                         0.062500       0.046875         Inactive
LA   Energy Management Corp                      0.030813       0.031480         Active
LA   Energy Managment Corp.                      0.118100       0.087409         Inactive

                 EXHIBIT "A" SECTION 1 - PRODUCING PROPERTIES
 ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN D MERGER DATED JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
               COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS

  State     County/Parish   Field           Well Name                              Acquisition
  -----     -------------   -----           ---------                              -----------
   LA       Claiborne     Antioch           McAdams C #1                           Shore
   LA       Claiborne     Summerfield       Tanner #l                              Expl
   LA       Concordia     Brabston, N.      Yakey Et Al #1                         Wainooo
   LA       Concordia     Brabston, N.      Yakey Et Al #4                         Wainoco
   LA       Concordia     Brabston, N.      Yakey Et Al #5                         Wainoco
   LA       Concordia     Brabston, N.      Yakey-Allen (#1); VUA                  Wainoco
   LA       Concordia     Esperance Point   Hogue A #4                             Wainoco
   LA       Concordia     Esperance Point   Hogue A #7                             Wainoco
   LA       Concordia     Esperance Point   Barker A #1 SWD                        Wainoco
   LA       Concordia     Esperance Point   Barker A #5                            Wainoco
   LA       Concordia     Esperance Point   Barker A #8                            Wainoco
   LA       Concordia     Esperance Point   Barker A #9                             Wainoco
   LA       Concordia     Esperance Point   Barker A #13                           Wainoco
   LA       Concordia     Greens Bayou      Yakey 'CR' #1                          Wainoco
   LA       Concordia     Greens Bayou      Yakey 'CR' #3                          Wainoco
   LA       Concordia     Stacy             Brushy Bayou #1                        Wainoco
   LA       Concordia     Stacy             Brushy Bayou #4                        Wainoco
   LA       Iberia        Lake Sand, S.     LSA Rob 6 RA SUA (SL 3498 #6)          Shore
   LA       Jeff Davis    Elton, S.         Bruchaus #2                            Wainoco
   LA       Jeff Davis    Lake Arthur       LA MAIN CAM A RA Unit                  Plains Resources
   LA       Jeff Davis    Lake Arthur       Maple Hughes A9                        Plains Resources
   LA       Jeff Davis    Lake Arthur       Miller, RD #1                          Plains Resources
   LA       Jeff Davis    Lake Arthur       Miller, RD #2 SWD                      Plains Resources
   LA       Jeff Davis    Lake Arthur       Miller, RD #3                          Plains Resources
   LA       Jeff Davis    Lake Arthur       Miller, RD #4                          Plains Resources
   LA       Jeff Davis    Lake Arthur       Miller, RD #5                          Plains Resources
   LA       Jeff Davis    Lake Arthur       Miller, RD #7                          Plains Resources
   LA       Jeff Davis    Lake Arthur       Miller, RD #8                          Plains Resources
   LA       Jeff Davis    Lake Arthur       Miller, RD #9                          Plains Resources
   LA       Lafourche     Clovelly          LaFourche Land Co. #12                 Shore
   LA       Livingston    Lockhart Crossing Buckel David #2 (16700 TUSC RA SU F)   Shore

                                                                     Shore plus Et Al's (1)
                                                                     ----------------------
   State              Operator                                  WL             NRI            Status
   -----              --------                                  --             ---            ------
    LA          Energy Managment Corp.                       0.118668        0.087409         Active
    LA          Swift Energy Company                         0.100000        0.075000         Active    NRl estimated at 75% WI
    LA          Meason Operating Co.                         0.093750        0.065625         Active
    LA          Meason Operating Co.                         0.093750        0.065625         Active
    LA          Meason Operating Co.                         0.125000        0.085908         Active
    LA          Meason Operating Co.                         0.046875        0.032813         Inactive
    LA          El Toro Production Co.                       0.097657        0.073242         Active
    LA          El Toro Production Co.                       0.097656        0.073242         Active
    LA          Fortenberry Operating Co.                    0.234375               -         Active
    LA          Fortenberry Operating Co.                    0.234375        0.175781         Inactive
    LA          Fortenberry Operating Co.                    0.234375        0.175781         Inactive
    LA          Fortenberry Operating Co.                    0.234375        0.175781         Inactive
    LA          Fortenberry Operating Co.                    0.234375        0.175781         Active
    LA          Meason Operating Co.                         0.070313        0.046142         Inactive
    LA          Meason Operating Co.                         0.061524        0.046142         Inactive
    LA          Guido Operating Co.                          0.375000        0.281250         Active
    LA          Guido Operating Co.                          0.375000        0.281250         Active
    LA          EXXON                                        0.057595        0.047995         Active
    LA          Marquee Corp. (Shore)                        0.250000        0.202577         Active
    LA          Burlington Resources, Inc.                   0.000669        0.000527         Active
    LA          Burlington Resources, Inc.                          -        0.000888         Active
    LA          Riceland Petroleum Co.                       0.125000        0.092903         APO Only
    LA          Riceland Petroleum Co.                       0.125000               -         APO Only
    LA          Riceland Petroleum Co.                       0.125000        0.092903         APO Only
    LA          Riceland Petroleum Co.                       0.125000        0.092903         APO Only
    LA          Riceland Petroleum Co.                       0.125000        0.092903         APO Only
    LA          Riceland Petroleum Co.                       0.125000        0.092903         APO Only
    LA          Riceland Petroleum Co.                       0.125000        0.094659         APO Only
    LA          Riceland Petroleum Co.                       0.125000        0.094903         APO Only
    LA          Flash Gas & Oil SW, Inc.                            -        0.002484         Active
    LA          Amoco Production Co                          0.125000        0.019907         Active



                  EXHIBIT A SECTION 1 - PRODUCING PROPERTIES
ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
               COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS


  State     County/Parish     Field                Well Name                            Acquisition     Operator
  -----     -------------     -----                ----------                           -----------     --------
   LA       Livingston        Lockhart Crossing    Miley #1 (16700 TUSC RA SU B)        Shore           Amoco Production Co
   LA       Livingston        Lockhart Crossing    Lockhart Crossing Facilities         Shore           Amoco Production Co
   LA       Plaquemines       Main Pass 77         St Lease 13718 #1                    Shore           Vastar Resources, Inc.
   LA       Plaquemines       South Pass Block 34  South Pass Block 34 Unit             Shore           Energy Development (Samedan)
   LA       Plaquemines       South Pass Block 34  South Pass Block 47 Unit             Shore           Energy Development (Samedan)
   LA       Pointe Coupee     Fordoche             Dreyfus #l                           Wainoco         Parker & Parsley
   LA       Pointe Coupee     Fordoche             Green, John W. #1                    Wainoco         Parker & Parsey
   LA       Pointe Coupee     Fordoche             Long #1                              Wainoco         Parker & Parsley
   LA       Pointe Coupee     Fordoche             Long #2                              Wainoco         Parker & Parsley
   LA       Pointe Coupee     Fordoche             Long #3 (SWD)                        Wainoco         Parker & Parsley
   LA       Pointe Coupee     Lottie               Jones #1, D. (SWD)                   Wainoco         Parker & Parsley
   LA       Pointe Coupee     Lottie               Jones #2, D.                         Wainoco         Parker & Parsley
   LA       Pointe Coupee     Lottie               Wilberts #l                          Wainoco         Parker & Parsley
   LA       St. Martin        Bayou Long           JL&S #2, 4 RC SUB                    Shore           Texas Petroleum Invsmt. Co.
   LA       St. Martin        Bayou Long           JL&S #4, J Sand RB SUA               Shore           Texas Petroleum Invsmt. Co.
   LA       St. Martin        Bayou Long           JL&S #5, 4 RC SUA                    Shore           Texas Petroleum Invsmt. Co.
   LA       St. Martin        Murphy Lake          Dow Chemical #2; MV RB SUA           Wainoco         Amerada Hess
   LA       St. Martin        Murphy Lake          Dow Norman #1&2 MARG V RA SUA        Wainoco         Amerada Hess
   LA       St. Martin        Murphy Lake          Murphy Lake SWD                      Wainoco         Amerada Hess
   LA       St. Martin        Murphy Lake          Stockstill #1&2; MARG V RA SU B      Wainoco         Amerada Hess
   LA       St. Martin        Patterson            Discorbis B2 RS-A Unit WI            Shore           Denbury Management, Inc.
   LA       St. Mary          Patterson            Martin #1 DB2 RB SU B                Shore           Callon Petroleum
   LA       Terrebonne        Chauvin South        La Terre C #4-FF SU A                Shore           Denbury Management, Inc.
   LA       Terrebonne        Chauvin South        Pellegrin l-BB SU A                  Shore           Denbury Management, Inc.
   LA       Terrebonne        Lake Boudreaux       Lirette #3                           Wainoco         Quintana Petroleum Corp.
   LA       Terrebonne        Orange Grove         Cox, Succ Lillie C. #5               Shore           Kelley Oil Corp
   LA       Terrebonne        Orange Grove         Riggs, LD #2 HLWYD 1 RC SUA          Shore           Kelley Oil Corp
   LA       Terrebonne        Orange Grove         Robichaux, RC #2, RA SUA             Shore           Kelley Oil Corp
   LA       Terrebonne        Orange Grove         Wylie, OH Heirs #l HLWYD 1 RC SUB    Shore           Kelley Oil Corp
   LA       Terrebonne        Orange Grove         Wylie, OH Heirs #3, HLWYD I RA SUA   Shore           Kelley Oil Corp
   LA       Vermilion         Abbeville            Goldberg #1; Duhon 2 RF              Wainoco         Marquee Corp. (Shore)


            Shore plus Et Al's (1)
            ----------------------
 State           WI         NRI         Status
 -----           --         ---         ------
  LA         0.053440    0.032376       Active
  LA         0.015456           -       Active
  LA                -    0.011304       Active-BPO
  LA                -    0.007217       Active-BPO
  LA                -    0.001785       Active-BPO
  LA         0.078813    0.059531       Active
  LA         0.078813    0.062915       Active
  LA         0.055169    0.048273       Active
  LA         0.078813    0.059790       Active
  LA         0.077928           -       Active
  LA         0.136288           -       Active
  LA         0.136288    0.106602       Active
  LA         0.136288    0.095401       Active
  LA         0.022522    0.016830       Active
  LA         0.032101    0.024620       Active
  LA         0.034202    0.025928       Active
  LA                -           -       Inactive      Non-Consent. PO not anticipated
  LA         0.250000    0.176843       Active
  LA         0.246000           -       Active
  LA         0.246335    0.175558       Active
  LA         0.004104    0.004104       Inactive
  LA                -    0.001581       Active
  LA                -    0.000776       Active
  LA                -    0.005457       Active
  LA         0.007547    0.005567       Inactive
  LA                -    0.000073       Active
  LA         0.009189    0.006892       Active
  LA         0.031250    0.023438       Inactive      NRI estimated at 75% WI
  LA         0.033186    0.024889       Active
  LA         0.031211    0.023408       Inactive      NRI estimated at 75% WI
  LA         0.983802    0.819835       Inactive



                 EXHIBIT "A" SECTION 1- PRODUCING PROPERTIES
ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED
 JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
                  COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS



  State     County/Parish    Field                  Well Name                       Acquisition  Operator
  -----     -------------    -----                  ---------                       -----------  --------
   LA       Vermilion        Abbeville              Goldberg #2; Duhon 2 RF         Wainoco      Marquee Corp. (Shore)
   LA       Vermilion        Abbeville              Goldberg #3-D; Duhon I RG SUA   Wainoco      Marquee Corp. (Shore)
   LA       Vermilion        Abbeville              Goldberg #3; SD2 RC SUA         Wainoco      Marquee Corp. (Shore)
   LA       Vermilion        Abbeville              Schlessinger #2; CAM RD SUA     Wainoco      Cody Energy, Inc.
   LA       Vermilion        Andrew                 Andrew Field SWD                Wainoco      Burlington Resources, Inc.
   LA       Vermilion        Andrew                 BroussardA#l;CAMIRASUA          Wainoco      Burlington Resources, Inc.
   LA       Vermilion        Andrew                 Broussard A#2; CAM2 RB SUA      Wainoco      Burlington Resources, Inc.
   LA       Vermilion        Andrew                 Simon, A. M. #I;CAM I RB SUA    Wainoco      Burlington Resources, Inc.
   LA       Vermilion        Bancker. E.            Broussard B #I(Guy)             Wainoco      Texas Petroleum Investment
   LA       Vermilion        Bancker, E.            Weinstock #1; 12,970 RB SUA     Wainoco      Hunt Oil Company
   LA       Vermilion        Esther                 Esther Field SWD                Wainoco      Denbury Management, Inc.
   LA       Vermilion        Esther                 Kuehling#l SWD                  Wainoco      Aviara Energy Corp.
   LA       Vermilion        Esther                 Kuehling #1; 14,060' RA SUF     Wainoco      Aviara Energy Corp.
   LA       Vermilion        Esther                 Kuehling#2; 13,700' RA SUD      Wainoco      Aviara Energy Corp.
   LA       Vermilion        Esther                 Kuehling #5; 13,400' RB SUA     Wainoco      Aviara Energy Corp.
   LA       Vermilion        Esther                 Lee,Clifton; 13,700' RA SUA     Wainoco      Denbury Management, Inc.
   LA       Vermilion        Esther                 Mayard #I                       Wainoco      Vintage Petroleum
   LA       Vermilion        Esther                 Mayard; 13,700' RA SUC          Wainoco      Denbury Management, Inc.
   LA       Vermilion        Esther                 Mestepey#1;14,060'RA SUG        Wainoco      Aviara Energy
   LA       Vermilion        Esther                 Miller #1, RA SUA               Wainoco      Vintage Petroleum
   LA       Vermilion        Esther                 Sagrera Heirs#l                 Wainoco      Vintage Petroleum
   LA       Vermilion        Esther                 Sagrera #I                      Wainoco      Vintage Petroleum
   LA       Vermilion        Live Oak               Cessac, EM #I; 13,300' RA SUA   Wainoco      Denbury Management, Inc.
   MS       Adams            Overton                Armstrong, MC SWD(#4)           Wainoco      David New Operating Co.
   MS       Adams            Overton (Barksdale)    Armstrong, MC #2                Wainoco      David New Operating Co.
   MS       Adams            Overton (Barksdale)    Armstrong, MC #3                Wainoco      David New Operating Co.
   MS       Adams            Overton (Barksdale)    Armstrong, MC #6                Wainoco      David New Operating Co.
   MS       Adams            Overton, N. (Parker)   Egypt Plantation #I             Wainoco      Guido Production Co.
   MS       Adams            Overton, N. (Parker)   Egypt Plantation #3             Wainoco      Guido Production Co.
   MS       Adams            Poplar Grove           Poplar Grove Plantation #l      Wainoco      Nevamen Energy
   MS       Amite            Independence           Lyons 1-25                      Shore        Dave Easom Production Co.


                 Shore plus Et Al's (1)
                 ----------------------
  State             Wl             NRI           Status
  -----             --             ---           ------
   LA            0.983802      0.819835          Active
   LA            1.000000      0.835225          Inactive
   LA            0.991654      0.807724          Active
   LA                 -        0.029384          Active
   LA            0.075540            -           Inactive
   LA            0.017219      0.012914          Active
   LA            0.000934      0.000700          Inactive
   LA            0.133862      0.102880          Active
   LA                 -        0.002174          Active
   LA                 -        0.003381          Inactive
   LA            0.500000           -            Active
   LA            0.412721           -            Active
   LA            0.403394      0.297638          Inactive
   LA            0.410624      0.305875          Inactive
   LA            0.418459      0.315308          Active
   LA            0.154667      0.116000          Inactive
   LA            0.132452      0.099324          Active
   LA            0.422111      0.315730          Inactive
   LA                -              -            Unknown       Non-Consent. PO not anticipated
   LA            0.016001      0.012001          Active
   LA            0.154667      0.116000          Inactive
   LA            0.168005      0.125589          Active
   LA            0.306849      0.251474          Inactive
   MS            0.442969      0.332226          Active
   MS            0.442969      0.332226          Active
   MS            0.442969      0.332226          Active
   MS            0.442969      0.332226          Inactive
   MS            0.492188      0.369141          Active
   MS            0.492188      0.369141          Inactive
   MS            0.187500      0.122930          Active
   MS            0.004095      0.003090          Inactive

                  EXHIBIT "A" SECTION 1 - PRODUCING PROPERTIES
 ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED
  JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
                COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS

State    County/Parish        Field                            Well Name                    Acquisition Operator
------   -------------        -----                            ---------                    ------------------
MS       Clarke               Goodwater                        Goodwater SWD                         Shore
MS       Clarke               Goodwater                        Johnston #1                           Shore
MS       Clarke               Nancy West                       Conoco Unit 5-5                       Shore
MS       Clarke               Nancy West                       Edward Agnes 8-4 #1                   Shore
MS       Clarke               Nancy West                       Goodwin,WA 5-12#1                     Shore
MS       Clarke               Nancy West                       Horn, JM 6-8 #1                       Shore
MS       Clarke               Nancy West                       McCoy 6-16 #1                         Shore
MS       Clarke               Nancy West                       McCoy 6-9 #1                          Shore
MS       Clarke               Nancy West                       West, JR 6-3 #1                       Shore
MS       Clarke               Nancy West                       West, WL Sr Estate 6-11               Shore
MS       Clarke               Nancy West                       West, WL Sr Estate 6-6                Shore
MS       Franklin             Owen Creek(Wilcox)               Vaughey #1                            Wainoco
MS       Franklin             Roxie (Wilcox/Benbrook)          Federal RF #1                         Wainoco
MS       Franklin             Roxie (Wilcox/Benbrook)          Federal RF #2                         Wainoco
MS       Greene               State Line South                 Lucas #1                              Shore
MS       Jasper               Heidelberg, W.                   Eutaw, W. Fault Block Waterflood      Shore
MS       Jeff Davis           Gwinville                        Gwinville GU #203                     Shore
MS       Jones                Blackburn                        Paramount Cochran 14-5  #1            Shore
MS       Walthall             Dexter                           Morris A#1                            Shore
MS       Wilkinson            Silver Creek                     Crosby V-1 SWD                        Wainoco
MS       Wilkinson            Silver Creek                     Crosby #2                             Wainoco
OK       Caddo                Cyril-W                          Snavely 2-1                           Shore
OK       Love                 Thackerville                     Petree 27-1                           Shore
OK       McClain              Blanchard                        Davis 16-2                            Shore
OK       McClain              Blanchard                        McGrew B 20-2                         Shore
TX       Frio                 Pearsall                         Kiefer-Bissen #1                      Strand
TX       Frio                 Pearsall                         Kiefer #2 D                           Strand
TX       Frio                 Pearsall                         Gouger #2                             Strand
TX       Garza                Connell                          Connell 44-1                          Expl
TX       Gonzales             First Shot/Gwinn Lake            Lamar Lessor #1                       Shore
TX       Irion                Dove Creek                       Winterbotham Heirs #1                 Strand

                                         Shore plus Et Al's(1)
State   Operator                           WI           NRI             Status
------  --------                           --           ---             ------

MS      Maynard Oil Company               0.044074         -            Active
MS      Maynard Oil Company               0.044074      0.055548        Active-BPO
MS      Apache Corp.                      0.015625      0.013672        Active
MS      Apache Corp.                      0.000545      0.000443        Active
MS      Apache Corp.                      0.002175      0.001903        Active
MS      Apache Corp.                      0.002158      0.001644        Active
MS      Apache Corp.                      0.002866      0.001903        Active
MS      Apache Corp.                      0.002163      0.001531        Active
MS      Apache Corp.                      0.007810      0.006346        Active
MS      Apache Corp.                      0.002141      0.001385        Active
MS      Apache Corp.                      0.002107      0.000867        Active
MS      Wilcox Energy Co.                 0.250000      0.189062        Active
MS      Wilcox Energy Co.                 0.250000      0.212500        Active
MS      Wilcox Energy Co.                 0.250000      0.212500        Active
MS      Phillips Petroleum                    -         0.003934        Active
MS      Chevron                           0.000344      0.000258        Active
MS      Will-Drill Production Co Inc.         -         0.011682        Active
MS      Eland Energy                          -         0.003216        Active
MS      R.W. Tyson Producing, Inc.        0.107312      0.093445        Active
MS      Meason Operating Co.              0.062500           -          Inactive
MS      Meason Operating Co.              0.062500      0.052734        Inactive
OK      HS Resources                      0.005000      0.004053        Active
OK      L.Dreyfus Nat'l Gas Co.           0.031250      0.024353        Active
OK      L. Dreyfus Nat'l Gas Co.          0.015625      0.012905        Active
OK      L. Dreyfus Nat'l Gas Co.          0.031250      0.025014        Active
TX      Strand Energy LC                  0.090000      0.067500        Inactive          NRI estimated at 75(degree)/. Wl BPO
TX      Strand Energy LC                  0.090000      0.067500        Inactive          NRI estimated at 75(degree)/. Wl BPO
TX      Strand Energy LC                  0.090000      0.067500        Active            NRI estimated at 75(degree)/. Wl BPO
TX      Trophy Harvest Energy Co.         0.087719      0.065789        Inactive
TX      Barnett Resources                     -         0.009828        Active
TX      Strand Energy LC                  0.100000      0.074474        Active-BPO

                       EXHIBIT "A" I - PRODUCING PRODUCING
 ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN A MERGER DATED
  JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
                COMPANY, SHORE OIL COMPANY AD IT'S SHAREHOLDERS


State  County/Parish    Field               Well Name             Acquisition             Operator
-----  -------------    -----               ---------             -----------             --------
TX   Irion           Dove Creek           Tweedy #l                  Strand            Strand Energy LC
TX   Irion           Dove Creek           Winterbotham Heirs #2      Strand            Strand Energy LC
TX   Karnes          First Shot/Fannin    Handy, KL                  Shore             Presidio Exploration
TX   Lavaca          SW Speaks            Isaac Arnold #2            Expl              C.J. Wofford
TX   Ochiltree       SE Share             SE Share Waterflood Unit   Strand SE Share   Strand SE Share Partners
TX   Sterling        Conger               Foster 27 Lease(4 wells)   Strand            Strand Energy LC
TX   Stonewall       Old Glory            Simpson #I                 Shore             Taurus
TX   Stonewall       Old Glory            Simpson#21                 Shore             Taurus
TX   Terry           Wellman              Wellman Unit               Wellmann          The Wiser Oil Co

          Shore plus Et Al's(1)
          ---------------------
State      WI            NRI             Status
-----      --            ---             ------
TX      0.100000      0.074474           Active-BPO    NRI assumed same as Winterbotham
TX      0.100000      0.074474           Testing-BPO   NRI assumed same as Winterbotham
TX          -         0.010629           Inactive
TX      0.060000      0.045000           Testing       NRI estimated at 75% Wl
TX      0.060000      0.046800           Active        NRI est. at 78% Wl BPO.  See Note 2.
TX      0.100000      0.078000           Active-BPO
TX          -         0.004050           Inactive
TX          -         0.004050           Inactive
TX      0.04884       0.042454           Active-BPO




Notes:
(1) Et al's is interests owned by Steve W. Herod. W. Tim Sexton, and Michael
    P. Moore, either personally or through entities they control, that were purchased pursuant to Employee and Contractor Participation Agreements.
(2) The interest in SE Share Waterflood Unit is held by SEPCO as a general partner in Strand SE Share Partners, LTD., which owns a limited partnership interest in SE Share, L.P., which holds title to the property.
(3) Shore owns a 22.61789/. limited partnership interest in CMC Energy Limited Partnership, which owns various producing properties in Louisiana.

                 EXHIBIT "A" SECTION 2- NON-PRODUCIOG LEASEHOLD
 ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED
  JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
                COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDER



State  County      Field/Prospect      Well Name                 Source                        Operator
-----  ------      --------------      ---------                 ------                        --------
LA     Lafourche      Raceland         Various                   Shore Minerals                Texoil
LA     Lafourche      Raceland         Raceland G                Shore Minerals                Texoil
LA     Terrebone      SW Bourg         Shore I                   Strand/Shore                  Strand Energy LC
LA     Vermillion     Esther           Mayard                    Wainoco                       Shore Oil Company
LA     Vermillion     Esther           Kuehling 6                Wainoco                       Aviara Energy Co.
LA     Vermilion      Esther           Lutering #1               Wainoco                       Vintage Petroleum
TX     Bee            Lance            Unnamed                   Strand                        Strand Energy LC
TX     Colorado       Hopkins          Unnamed                   HEPCO                         Shore Oil Company
TX     Fayette        Giddings         Hill H                    Swift                         Swift Energy Company
TX     Fort Bend      N. Rosenberg     Foster Farms #I           Burnette                      George L McLeod Inc.
TX     Garza          Connell Ranch    Connell 38-1              Bivens                        Trophy Harvest Energy Co.
TX     Hidalgo        Landa            Unnamed                   GEDD                          Dewhre Petroleum Corp.
TX     Hidalgo        North Weslaco    Rio Grande Land Co. 1     GEDD                          Suemaur Exploration, lnc.
TX     Panola         Galloway         Unnamed                   Strand                        Strand Energy LC
TX     San Patricio   East Riverside   Unnamed                   HEPCO                         Shore Oil Company

         Shore plus et al's(1)
         ---------------------
State   WI            NRI                 Status
-----   --            ----                ------
LA      0.075000      0.057375            Various drig wells second half 97. Est NRI at 76.5% of Wl.
LA      0.075000      0.282375            Spud 9/97. Est NRI at 76.5% of Wl plus 22.5% royalty.
LA      0.100000      0.075000            Drill 12,200 test well 3rd Qtr 97. Est NRI at 75% Wl.
LA      0.497232      0.371919            Recomplete before year end.
LA      0.529587      0.410431            Drill before year end
LA      0.038185      0.028639            Spud 3rd Qtr l997. Est NRl at 75% WI.
TX      0.100000      0.075000            8 wells scheduled June - Dec 1997. Est NRI at 75% of Wl.
TX      1.000000      0.750000            Need to find drilling partners.
TX      0.093750      0.073125            Spud 8/97. Est NRl at 78% of WI.
TX      0.250000      0.200000            Dry Hole 5197.
TX      0.083333      0.062500            Hope to drill before year-end. Est NRI at 75% Wl.
TX      0.026670      0.020003            3-D in progress. Est NRI at 75% of Wl. Drill in 4th Qtr.
TX      0.012500      0.009375            Spudded 4/97. Expect TD late 6/97. Est NRl at 75% of WI.
TX      0.100000      0.075000            Recomp AE Carrol 2. Drill 7,500 Test. Est NRl at 75%
TX      1.000000      0.750000            Need to find drilling partners.


Notes
(1) Et al's is interests owned by Steve W. Herod, W. Tim Sexton, and Michael P. Moore, either personally or through entities they control, that were purchased pursuant to Employee and Contractor Participation Agreements.

                  EXHIBIT "A" SECTION 3 - LOUISIANA ACREAGE
ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
               COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS

                                    [MAP*]




                                                        SHORE OIL COMPANY
                                                   MINERAL INTEREST PROPERTIES
                                                   LAFOURCHE PARISH, LOUISIANA
                                                     RACELAND/VALENTINE AREA

Owned 100% By Shore Oil Company

(*A copy of the map is available for inspection at the headquarters of Middle Bay Oil Company, Inc.)

                  EXHIBIT "A" SECTION 3 - LOUISIANA ACREAGE
ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED
 JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
               COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS


                                     [MAP*]


                                                        SHORE OIL COMPANY
                                                  MINERAL INTEREST PROPERTIES
                                                  TERREBONNE PARISH, LOUISIANA
                                                         MONTEGUT AREA
                                                 Owned 100% By Shore Oil Company


(*A copy of the map is available for inspection at the headquarters of Middle Bay Oil Company, Inc.)

                  EXHIBIT "A" SECTION 3 - LOUISIANA ACREAGE
ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED
 JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
               COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS


                                      [MAP*]

                                                         SHORE OIL COMPANY
                                                    MINERAL INTEREST PROPERTIES
                                                    TERREBONNE PARISH, LOUISIANA
                                                         CHAUVIN/HOUMA AREA

Owned 100% By Shore Oil Company

(*A copy of the map is available for inspection at the headquarters of Middle Bay Oil Company, Inc.)

                    EXHIBIT "A" SECTION 3 - LOUISIANA ACREAGE
ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
               COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS


                                      [MAP*]


                                                         SHORE OIL COMPANY
                                                    MINERAL INTEREST PROPERTIES
                                                    ST. MARY PARISH, LOUISIANA
                                                           CHARENTON AREA

Owned 100% By Shore Oil Company
(*A copy of the map is available for inspection at the headquarters of Middle Bay Oil Company, Inc.)

                                  EXHIBIT "B"
ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED
 JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
               COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS

        SHARES OWNED OF RECORD AND BENEFICIALLY BY SHORE SHAREHOLDERS

                                 NUMBER OF SHARES             NUMBER OF SHARES
SHORE SHAREHOLDERS          SHORE PREFERRED STOCK           SHORE COMMON STOCK

WESKIDS, L.P.                           3,013,865                        3,600

Alvin V. Shoemaker                      1,554,135                        3,600

Steve W. Herod                            253,778                          486

W. Tim Sexton                             253,778                          486
                                        ---------                        -----
Total                                   5,075,556                        8,172
                                        ---------                        -----


                     ALLOCATION OF MIDDLE BAY CAPITAL STOCK

                            NUMBER OF SHARES              NUMBER OF SHARES      TOTAL NUMBER OF SHARES
NAME                         SERIES B SHARES       MIDDLE BAY COMMON STOCK    MIDDLE BAY CAPITAL STOCK

WESKIDS, L.P.                        117,467                       843,687                     961,154

Alvin V. Shoemaker                   117,466                       661,221                     778,687

Steve W. Herod                        15,867                        94,795                     110,662

W. Tim Sexton                         15,867                        94,795                     110,662
                                     -------                     ---------                   ---------
Sub-Total Shore Shareholders         266,667                     1,694,498                   1,961,165
                                     -------                     ---------                   ---------
Steve W. Herod                             0                        24,021                      24,021

W. Tim Sexton                              0                       106,229                     106,229

Michael P. Moore                           0                        58,585                      58,585
                                     -------                     ---------                   ---------
Sub-Total Employee/Contractor              0                       188,835                     188,835
                                     -------                     ---------                   ---------
Total                                266,667                     1,883,333                   2,150,000
                                     -------                     ---------                   ---------

Notes:  (1) The 24,021 and 106,229 shares, respectively, of Middle Bay Common
            Stock allocated to Steve W. Herod and W. Tim Sexton under Employee/Contractor are for oil and gas interests owned by them individually (or through entities they control) purchased pursuant to that certain Employee Participation Option Agreement dated September 13, 1995 by and between Shore Oil Company and Steve W. Herod and W. Tim Sexton. Those oil and gas interests are included in the Properties described on Exhibit "A" and are part of this transaction.

        (2) The 58,585 shares of Middle Bay Common Stock allocated to
            Michael P. Moore under Employee/Contractor are for oil and gas interests owned by him individually (or through entities he controls) purchased pursuant to that certain Contractor Participation Option Agreement dated November 7, 1995 by and between Shore Oil Company and Michael P. Moore. Those oil and gas interests are included in the Properties described on Exhibit "A" and are part of this transaction.

        (3) After closing, Steve W. Herod and W. Tim Sexton will own a total of 118,816 and 201,024 shares, respectively, of Middle Bay Common Stock, a total of 15,867 shares each of Series B Shares and a total of 134,683 and 216,891 shares, respectively, of Middle Bay Capital Stock.

                                   EXHIBIT "C"
                                       to
                       AGREEMENT AND PLAN OF MERGER AMONG
                          MIDDLE BAY OIL COMPANY, INC.,
                           SHORE ACQUISITION COMPANY,
                                SHORE OIL COMPANY
                              AND ITS SHAREHOLDERS




                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                          MIDDLE BAY OIL COMPANY, INC.

                                       I.

         The name of the corporation is MIDDLE BAY OIL COMPANY, INC., a corporation organized and existing under and by virtue of the Alabama Business Corporation Act (the "Corporation").

                                      II.

         In accordance with the provisions of Article III of the Articles of Incorporation of the Corporation, the Corporation has the authority to issue not more than 5,000,000 shares of Preferred Stock of the Corporation with a $0.02 par value. The Corporation has previously designated up to 1,666,667 shares as Series A Preferred Stock, which have a stated value of $6.00 per share. The Corporation hereby designates a new series of Preferred Stock. The distinctive designation of such series shall be "Series B Preferred Stock," and the number of shares constituting such series shall be 266,667 shares having a stated value of $7.50 per share. The rights and preferences of the holders of the Series B Preferred Stock shall be as set forth in the following Sections A through I of this Article.

         A. Certain Definitions.

               "ABCA" means the Alabama Business Corporation Act, as amended from time to time.

               "Common Stock" means collectively, the Corporation's Common Stock, par value $.0.02 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the dissolution of assets upon any liquidation, dissolution or winding up of the Corporation.

               "Junior Securities " means any of the Corporation's equity securities other than the Series A Preferred Stock or the Series B Shares.

               "Liquidation Value" of any Series B Share as of any particular date will be equal to the sum of $7.50 plus, in the event of any liquidation, dissolution or winding up of the Corporation, any declared but unpaid dividends on such Series B Share shall be added to the Liquidation Value of such Share on the payment date in any liquidation, dissolution or winding up accrued to the close of business on such payment date.

               "Person " means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "Senior Securities" means the Series A Preferred Stock of the Corporation.

               "Series B Share " means a share of the Series B Preferred Stock

         B. Dividends: Capital.

            1. General. When and as declared by the Corporation's Board of
               Directors and only to the extent permitted under the ABCA, the Corporation may, but is not required to, pay dividends to the holders of its Series B Preferred Stock; however, the Corporation shall not be restricted from declaring and paying dividends to the holders of any Junior Securities out of funds lawfully available for payment of such dividends.

            2. Capital. Upon issuance of any Series B Preferred Stock, the entire consideration received therefor shall be allocated to the "capital" of the Corporation, and the Corporation shall take no action to reduce its capital in respect of the Series B Preferred Stock below the Liquidation Value of all outstanding Series B Preferred Stock.

         C. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, subject to the conversion rights set forth in Section E hereof, the holders of Shares will be entitled to be paid, after the prior rights of any outstanding Senior Securities have been satisfied and before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the Liquidation Value (including the amount of declared but unpaid dividends, if any) of all Series B Shares outstanding. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed in respect of such Shares will be distributed ratably among such holders based upon the Liquidation Value of the Series B Shares held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up not less than 60 days prior to the payment date stated therein, to each record holder of Series B Shares. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, the sale or transfer by the Corporation of all or any part of its assets nor the reduction of the capital stock of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section C.

         D. Voting Rights. Except as provided otherwise by law, the Series B Preferred Stock will have no voting rights.

         E.    Conversion.

               1. Conversion by Holder.

                        a. For a period of sixty-six (66) month subsequent to the date of this Certificate of Amendment and after issuance of the Shares (the "Conversion Period"), any holder of Shares may convert all or any portion of the Shares held by such holder into shares of Common Stock
                        (i) at a ratio of one share of Common Stock for each Series B Share or (ii) at any time on or after January 1, 1998, at a ratio of one share of Common Stock for each Series B Share times the quotient resulting by dividing the Cumulative Value by $2,000,000. For the purposes of this Section E.1, "Cumulative Value" means the value realized by the Corporation from the approximately 40,000 acres of mineral interest held by Shore Oil Company ("Shore") in Terrebonne, Lafourche and St. Mary Parishes, Louisiana (as more particularly described in Exhibit "A" attached hereto and incorporated by reference. The Cumulative Value shall be dated as of December 31 of each year following the Merger Date in accordance with Section 2.9(b) of that certain Agreement and Plan of Merger dated June 20, 1997 among the Corporation,

                        Shore Acquisition Company, Shore and its shareholders, the provisions of such section are incorporated herein.

                  b. Upon the expiration of the Conversion Period, unless the Corporation has given prior notice of intent to redeem the Series B Shares pursuant to Section G, all outstanding Series B Shares shall be automatically converted pursuant to Section E.1.a(1) or E.1.a.(2), whichever provides for a greater conversion ratio.

                  c. Any conversion will be deemed effected (i) at the close of business on the date which the certificate or certificates representing the Shares to be converted have been delivered by the holder to the Corporation at its principal office, together with a request for conversion of such Series B Shares, or (ii) upon the last day of the Conversion Period if the Shares are converted pursuant to Section E.1.a.(2).

                  d. In no event shall the aggregate total number of Shares of Common Stock into which the Series B Shares are converted exceed 1,333,333 Shares (except as that number may be adjusted pursuant to Section F).

         2.       Conversion Procedures.

                  a. At such time as a conversion has been effected, the rights of the holder of such Series B Shares as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  b. As soon as possible after a conversion has been effected, the Corporation will deliver to the holder of Series B Shares being converted:

                       (1) A certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                       (2) A certificate representing any Series B Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                   c. The issuance of certificates for shares of Common Stock upon conversion of Series B Shares will be made without charge to the holders of such Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Series B Share, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

                  d. The Corporation will not close its books against the transfer of Series B Shares or of Common Stock issued or issuable upon conversion of Shares in any manner which interferes with the timely conversion of Series B Shares.;

         F. Anti-Dilution Provisions. In the event that the Common Stock hereafter is changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

              1. The aggregate number and kind of shares subject to the conversion rights granted hereunder shall be adjusted appropriately;

              2. Conversion rights granted hereunder, both as to the number of subject Shares and the Cumulative Value, shall be adjusted appropriately;

              3. We dissolution or liquidation of the Corporation or any merger or combination in which the Corporation is not a surviving corporation is involved, each outstanding conversion right granted hereunder shall terminate, but the holder shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his conversion right, in whole or in part, to the extent that it shall not have been exercised; and

              4. Such new or additional or different shares or securities which are distributed to holder, in his capacity as the owner of Common Stock issued pursuant to the conversion rights granted hereunder, shall be subject to all of the conditions and restrictions applicable to the Common Stock issuable hereunder.

              The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Corporation, and any such adjustment may provide for the elimination of fractional share interests.

         G.   Optional Redemption.

              1. Subject to prior exercise of conversion rights by the holder during the Conversion Period, the Series B Preferred Stock may be redeemed, in whole or in part, upon notice given as provided in Section G.2 (but subject to the terms and conditions hereinafter set forth), at the option of the Corporation, at any time and from time to time after December 31, 2002, at a redemption price of $7.50 per Share, together with any dividends declared and unpaid thereon to the date of redemption (the "Redemption Price"), so long as funds are legally available for such redemption.

              2. If pursuant to Section G.2 the Corporation shall redeem any shares of Series B Preferred Stock the Corporation shall give written notice of such redemption to each holder of record of Series B Shares to be redeemed not less than thirty (30) nor more than ninety (90) days prior to the date fixed for redemption, by certified mail enclosed in a postage-paid envelope addressed to such holder at such holder's address as the same shall appear on the books of the Corporation. Such notice shall (i) state that the Corporation has elected to redeem such Shares, (ii) state the date fixed for redemption, (iii) state the Redemption Price and (iv) call upon such holder to surrender to the Corporation on or after said date at its principal place of business designated in such notice a certificate or certificates representing the number of Series B Shares to be redeemed in accordance with such notice. On or after the date fixed in such notice for redemption, each holder of shares of Series B Preferred Stock to be so redeemed shall present and surrender the certificate or certificates for such Series B Shares to the Corporation at the place designated in said notice, and thereupon the Redemption Price of such Shares shall be paid to, or to the order of, the Person whose name appears on such certificate or certificates as the owner thereof. From and after the date fixed in any such notice as the date for redemption, unless default shall be made by the Corporation in providing for the payment of the Redemption Price pursuant to such notice, all rights of the holders of the Series B Shares so redeemed, except the right to receive the Redemption Price (but without interest thereon), shall cease and terminate. If less than all of the outstanding Series B Shares are to be redeemed, the Shares to be redeemed shall be allocated among the holders thereof in proportion to the respective number of Shares held by them.

              3.    Any Series B Shares by the Corporation shall be retired.

         H. Covenants of Corporation. So long as any of the Series B Shares are out-standing, the Corporation shall do all of the following (the "Covenants"):

              1. Maintain its corporate existence in good standing;

              2. Maintain the general character of its business and conduct its business in its ordinary and usual manner;

              3. Maintain proper business and accounting records;

              4. Comply with and perform all material obligations and duties imposed upon it by federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities, except as may be contested by them in good faith by appropriate proceedings;

              5. Deliver to the holders of the Series B Preferred Shares, within the times required for the Sling of SEC Forms IO-K and 10-Q, true and correct copies of the annual and quarterly financial statements of the Corporation, which statements shall be prepared in compliance with the Rules and Regulations of the Securities and Exchange Commission;

              6. Comply with all financial covenants in all loan agreements or credit facilities to which the Corporation is a party; and

              7. Timely make all filings and submit all reports required by the Rules and Regulations of the Securities and Exchange Commission.

         I. Voting. The holders of the Series B Preferred Stock shall have no voting rights, other than those rights afforded to them by law.

         J. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be deemed to have been given either when delivered personally or three business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid (i) to the Corporation, at its principal executive offices, and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         K. Remedies. The remedies afforded the borders of Shares in this Section are cumulative and not sole or exclusive.

         L. Conflict With Other Provisions. In the event of any conflict between the provisions of this Section and any other provisions of this Certificate of Amendment to the Articles of Incorporation, then the provisions of this Section shall govern and control.

         IN WITNESS WHEREOF, Middle Bay Oil Company, Inc. has caused this Certificate of Amendment to be signed by its President and attested by its Secretary this ________ day of June, 1997.




                                                  MIDDLE BAY OIL COMPANY, INC.

ATTEST:
                                                  By:
                                                     --------------------------
-------------------------                                      President
Secretary




STATE OF ALABAMA
MOBILE COUNTY


         I, _______________________, the undersigned authority in and for said County and State, do hereby certify that JOHN J. BASSETT and LYNN M. DAVIS, whose names as President and Secretary, respectively, of Middle Bay Oil Company, Inc., an Alabama corporation, are signed to the foregoing instrument and who are known to me, acknowledged before me on this day that, being informed of the contents of this instrument, they, as such officers and with full authority, executed the same voluntarily for and as an act of the corporation.

         Given under my hand and official seal on this the __________day of June, 1997.


                                                       -------------------------
                                                           Notary Public
My Commission


Expires:
        ------------------

                                   EXHIBIT "D"
 ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED
                                JUNE 20, 1997
        BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
               COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS
                      SHORE OIL COMPANY AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                          December 31, 1996 and 1995

                        Assets                                                                    1996          1995
                                                                                                  ----          ----
Current assets:
  Cash and cash equivalents                                                                  $1,272,047       751,438
  Accounts receivable:
    Trade                                                                                       921,341       672,189
    Other                                                                                       286,426       221,353
  Production imbalances                                                                         102,433        27,840
  Income taxes receivable                                                                        75,000       100,000
  Prepaid expenses and other                                                                    178,038         9,182
                                                                                             ----------     ---------
           Total current assets                                                               2,835,285     1,782,002
                                                                                             ----------     ---------

Property and equipment:
  Oil and gas properties, full cost method                                                    9,012,341     8,269,138
  Other property and equipment                                                                   38,576        32,906
  Less accumulated depreciation, depletion and amortization                                  (4,895,226)   (3,902,269)
                                                                                             ----------     ---------
           Net property and equipment                                                         4,155,691     4,399,775
Investment in Strand SE Share Partners, Ltd.                                                    174,141             -
Deferred financing costs, net of accumulated
    amortization of $33,983 and $13,729 at December 31, 1996 and 1995                            25,318        45,573
Other assets                                                                                     78,561       192,033
                                                                                             ----------     ---------
                                                                                             $7,268,996     6,419,383
                                                                                             ==========     =========
           Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable and accrued expenses                                                      1,008,970     1,078,777
   Current installments of long-term debt                                                            --       840,000
                                                                                             ----------     ---------
         Total current liabilities                                                            1,008,970     1,918,777
Notes payable, stockholders                                                                   2,333,303     2,333,303
Long-term debt, excluding current installments                                                2,105,000     2,000,000
Deferred taxes                                                                                  438,410            --
                                                                                             ----------     ---------
           Total liabilities                                                                  5,885,683     6,252,080
                                                                                             ----------     ---------
Stockholders' equity:
  Common stock, $1 par value. Authorized 100,000 shares;
    8,172 shares issued and outstanding at December 31, 1996,
    8,472 shares issued and outstanding at December 31, 1995                                      8,172         8,472
  Preferred stock, $.01 par value. Authorized 5,100,000 shares;
    5,075,556 shares issued and outstanding at December 31,
    1996 and 1995                                                                                50,756        50,756
  Additional paid-in capital                                                                  9,172,362     9,222,062
  Accumulated deficit                                                                        (7,847,977)   (9,113,987)
                                                                                             ----------     ---------
           Total stockholders' equity                                                         1,383,313       167,303
                                                                                             ----------     ---------

Commitments and contingencies                                                                $7,268,996     6,419,383
                                                                                             ==========     =========


See accompanying notes to consolidated financial statements.

                                   EXHIBIT "D"
    ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER
       DATED JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS

                       SHORE OIL COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     Years ended December 31, 1996 and 1995

                                                                   1996          1995
                                                                   ----          ----
Revenues:
  Oil and gas sales                                            $ 4,956,067     3,066,692
                                                               -----------     ---------
  Lease bonus and delay rental income                              666,237       525,409
         Total revenues                                          5,622,304     3,592,101
                                                               -----------     ---------
Costs and expenses:
  Production costs                                               1,686,060     1,313,765
  General and administrative                                       641,560       671,342
  Depreciation, depletion and amortization                       1,018,024       811,395
                                                               -----------     ---------
         Total costs and expenses                                3,345,644     2,796,502
                                                               -----------     ---------
Other income (expense):
  Interest expense                                                (345,477)     (343,478)
  Other income                                                     156,544       184,238
                                                               -----------     ---------
         Total other income (expense)                             (188,933)     (159,240)
                                                               -----------     ---------
         Income before taxes                                     2,087,727       636,359
Income tax expense:
  Current                                                          383,307       142,802
  Deferred                                                         438,410             -
                                                               -----------     ---------
                                                                   821,717       142,802
                                                               -----------     ---------
         Net income                                            $ 1,266,010       493,557
                                                               ===========     =========

See accompanying notes to consolidated financial statements

                                 EXHIBIT "D"
          ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND
                      PLAN OF MERGER DATED JUNE 20, 1997
              BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE
                                 ACQUISITION
               COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS

                      SHORE OIL COMPANY AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)

                                                                        March 31,            December 31,
                                                                          1997                  1996
                                                                          ----                  ----
ASSETS                                                                 (Unaudited)
Current Assets:
  Cash and Cash Equivalents                                          $  1,998,543           $  1,272,047
  Accounts Receivable- Oil and Gas                                        685,354                921,341
  Accounts Receivable- Other                                              358,116                463,859
  Prepayments and Other                                                   129,514                178,038
                                                                     ------------           ------------
       Total Current Assets                                             3,171,527              2,835,285
Property and Equipment, at cost:
  Oil and Gas Properties (Full Cost Method)                             9,684,293              9,012,341
  Furniture, Fixtures, and Other                                           38,576                 38,576
  Less Accumulated Depletion, Depreciation, and Amortization           (5,167,611)            (4,895,226)
                                                                     ------------           ------------
       Net Property, Plant, and Equipment                               4,555,258              4,155,691

Investment in SE Share Partnership                                        174,141                174,141

Other Assets                                                               75,617                103,879
                                                                     ------------           ------------
       Total Assets                                                  $  7,976,543           $  7,268,996
                                                                     ============           ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable                                               $        669,487           $    620,201
  Interest Payable                                                         34,520                      -
  Other Payables                                                          255,860                253,620
  Accrued Liabilities                                                       9,823                135,149
  Current Portion of Long-Term Debt                                             -                      -
                                                                 --    ----------           ------------
                                                                          969,690              1,008,970
Long-Term Debt:
  Wells Fargo Bank                                                      2,105,000              2,105,000
  Shareholders Notes                                                    2,333,303              2,333,303
                                                                 --    ----------           ------------
                                                                        4,438,303              4,438,303

Deferred Taxes                                                            668,235                438,410

Stockholders' Equity:
  Common stock, $1.00 par value, 100,000 shares authorized,
   8,172 shares issued and outstanding at March 31, 1997
   and December 31, 1996                                                   8,172                  8,172
  Preferred stock, $0.01 par value, 5,100,000 shares authorized,
   5,075,556 shares issued and outstanding                                50,756                 50,756
  Additional Paid-In-Capital                                           9,172,362              9,172,362
  Accumulated Deficit-Prior Years                                     (7,847,977)            (9,113,987)
  Current Year Income                                                    517,003              1,266,010
                                                                    ------------           ------------
       Total Stockholders' Equity                                      1,900,315              1,383,313
                                                                    ------------           ------------
       Total Liabilities and Stockholders' Equity                   $  7,976,543           $  7,268,996
                                                                    =============           ============

                                 Exhibit "D"

ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED
                                JUNE 20, 1997
        BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
               COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS


                      SHORE OIL COMPANY AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS:
                     FOR THE QUARTER ENDED MARCH 31, 1997
                                 (UNAUDITED)


                                                          Quarter Ended
                                                             March 31,
                                                               1997
                                                               ----
         REVENUES:
          Oil and Gas Sales                                $ 1,245,070
          Lease Bonus and Delay Rental Income                  510,500
                                                           -----------
            Operating Revenues                               1,755,570

         COSTS AND EXPENSES:
          Production Costs                                     418,965
          General and Administrative Expenses                  199,190
          Depreciation, Depletion, and Amortization            277,449
                                                           -----------
            Operating Costs and Expenses                       895,603

         OTHER INCOME (EXPENSES):
          Interest Expense                                     (78,770)
          Interest and Other Income                             26,651
                                                           -----------
            Total Other Income (Expense)                       (52,119)

            Income before Taxes                                807,848

         Income Tax Expense:
          Current                                               61,020
          Deferred                                             229,825
                                                           -----------
                                                               290,845

            Net Income                                     $   517,003
                                                           ===========

                                 EXHIBIT "E"
                                      to
                      AGREEMENT AND PLAN OF MERGER AMONG
                        MIDDLE BAY OIL COMPANY, INC.,
                          SHORE ACQUISITION COMPANY,
                              SHORE OIL COMPANY
                             AND ITS SHAREHOLDERS



                              SHAREHOLDER NOTES



1. Promissory Note* dated December 1, 1994 by Shore Oil Company, a Texas corporation, as maker, payable to the order of Alvin V. Shoemaker, as payee, in the principal amount of $793,905.00.

2. Promissory Note* dated December 1, 1994 by Shore Oil Company, a Texas corporation, as maker, payable to the order of Oilkids Partners, a New Jersey general partnership, in the principal amount of $1,539,398.00, which Promissory Note was assigned in full by Oilkids Partners to WESKIDS, L.P., a Delaware limited partnership, pursuant to that Assignment of Interest dated effective April 26, 1995, by and between Oilkids Partners and WESKIDS, L.P., and consented to by Shore Oil Company.



----------------------

* All payments made related to the Promissory Notes described above are subject to various provisions of those certain Bonus Agreements dated April 26, 1995 by and between Shore Oil Company and Stephen W. Herod and W. Tim Sexton.

                                  SCHEDULE 5.6
                                       TO
                       AGREEMENT AND PLAN OF MERGER AMONG
                          MIDDLE BAY OIL COMPANY, INC.,
                           SHORE ACQUISITION COMPANY,
                                SHORE OIL COMPANY
                              AND ITS SHAREHOLDERS



                      MIDDLE BAY OPTIONS, AGREEMENTS, ETC.

Options:

         On February 13, 1997, Middle Bay awarded its President, Vice President, Chief Financial Officer and Vice President-Engineering stock options to acquire 100,000, 62,500 and 62,500 shares of common stock, respectively, at an exercise price of $5.50 per share. All of the options vested on the date of grant. The exercise price was equal to the fair market value of common stock on the date of Grant. On the same date, Middle Bay awarded to the President, Vice President, Chief Financial Officer and Vice President-Engineering 25,909, 11,591 and 11,591 shares of restricted stock of Middle Bay, respectively. The restricted stock awards are contingent on the performance of services to Middle Bay in the future, with 50% of the restricted shares being earned over the six-month period July 1, 1997 to December 31, 1997 and 50% over the six-month period January 1, 1998 to June 30, 1998.

         On February 6, 1997, the Board of Directors granted options to acquire 210,000 shares of Middle Bay common stock under the 1995 Stock Option and Stock Appreciation Rights Plan to key employees and nonemployee directors. All of the options vested on the grant date of February 6, 1997, with an exercise price of $6.00 per share, which was equal to the fair market value of common stock on the date of grant. The options expire ten years from the date of grant if not exercised. On May 31, 1996, the Board of Directors granted options to acquire 125,000 shares of Middle Bay common stock under the 1995 Stock Option and Stock Appreciation Rights Plan to key employees and nonemployee directors. All of the options vested on the grant date of May 31, 1996, with an exercise price of $2.50 per share, which was equal to the fair market value of common stock on the date of grant. The options expire ten years from the date of grant if not exercised.

         The following persons hold options to purchase Middle Bay common stock as of June 18, 1997:

             Optionee                 No. of Shares           Exercise Price
             --------                 -------------           --------------
         John J. Bassett                  20,000                   $2.50
                                          32,000                   $6.00
                                         100,000                   $5.50

         Robert W. Hammons                20,000                   $2.50
                                          32,000                   $6.00
                                          62,500                   $5.50

         Frank C. Turner, II              20,000                   $2.50
                                          32,000                   $6.00
                                          62,500                   $5.50

         George T. Smith                  21,400                   $6.00

         Lynn M. Davis                     5,000                   $2.50
                                           8,000                   $6.00

         John R. Elixon                    8,000                   $6.00

         Lynn R. Bassett                   4,000                   $6.00

         Amy L. Clement                    4,000                   $6.00

         Edward P. Turner, Jr.*           13,334                   $2.50
                                          21,400                   $6.00

         Frank E. Bolling, Jr.*           13,333                   $2.50
                                          21,400                   $6.00

         C. Noell Rather*                 13,333                   $2.50
                                          21,400                   $6.00

*Nonemployee directors.


Agreements with Regard to Transferability, Voting, Issuance, Etc:

         On September 4, 1996, Middle Bay signed a stock purchase agreement with Kaiser-Francis Oil Company (the "Agreement"). Kaiser-Francis has agreed to purchase 1,666,667 shares of Series A Preferred Stock ("Preferred") at $6.00 per share, for a total investment of $10,000,000. The parties have agreed to a five-year purchase period, effective September 4, 1996, with minimum incremental investments of $500,000 each. Each issuance of Preferred is subject to approval by Kaiser-Francis of the use of proceeds. The Preferred is nonvoting and accrues dividends at 8% per annum, payable quarterly in cash. The preferred is convertible at any time after issuance into shares of common stock at the rate of two shares of common stock for each share of Preferred before January 1, 1998. The conversion rate decreases thereafter at 8% per annum. Middle Bay will pay the costs of registration of the Preferred or the underlying common stock under the Securities Act of 1933 upon request of Kaiser-Francis. Middle Bay may redeem the Preferred, in whole or in part, at any time after January 1, 2007 at a price of $6.00 per share. As of June 18, 1997, 1,166,667 shares of Preferred had been issued.

         Under a Merger Agreement governing Middle Bay's acquisition of Bison Energy Corp., shares of Middle Bay common stock held by C. J. Lett, III, a director, are restricted as to transferability until February 28, 1999 and, with regard to the election or removal of directors, are restricted until February 28, 1998 to aggregate voting power not exceeding 20% of the outstanding Middle Bay common stock.

                                  SCHEDULE 5.10
                                       TO
                       AGREEMENT AND PLAN OF MERGER AMONG
                          MIDDLE BAY OIL COMPANY, INC.,
                           SHORE ACQUISITION COMPANY,
                                SHORE OIL COMPANY
                              AND ITS SHAREHOLDERS



                                   LITIGATION


         Middle Bay is a defendant in various legal proceedings which are considered routine litigation incidental to Middle Bay's business, the disposition of which will not have a material effect on the financial position or results of operations of Middle Bay.

                                  SCHEDULE 5.11
                                       TO
                       AGREEMENT AND PLAN OF MERGER AMONG
                          MIDDLE BAY OIL COMPANY, INC.,
                           SHORE ACQUISITION COMPANY,
                                SHORE OIL COMPANY
                              AND ITS SHAREHOLDERS



                              ENVIRONMENTAL MATTERS


         None.

                                 SCHEDULE 6.4
                                      to
                      AGREEMENT AND PLAN OF MERGER AMONG
                        MIDDLE BAY OIL COMPANY, INC.,
                          SHORE ACQUISITION COMPANY,
                              SHORE OIL COMPANY
                             AND ITS SHAREHOLDERS

                 SHORE THIRD-PARTY OPTIONS, AGREEMENTS, ETC.

None.

                                 SCHEDULE 6.8
                                      to
                      AGREEMENT AND PLAN OF MERGER AMONG
                        MIDDLE BAY OIL COMPANY, INC.,
                          SHORE ACQUISITION COMPANY,
                              SHORE OIL COMPANY
                             AND ITS SHAREHOLDERS

                                  LITIGATION

1. Civil Action No. 97-40-A-M2; J.B. Hanks Co., Inc. v. Shore Oil Company; In the United States District Court for the Middle District of Louisiana.

2. Civil Action No. H-97-0158, Shore Oil Company v. JB. Hanks Co., Inc., in the United States District Court for the Southern District of Texas, Houston Division.

3. Everett A. Giroir, Jr., et al. vs. Shore Oil Company, et al., 32nd Judicial District Court, Parish of Terrebonne, Number 113341, Division "E".*

4. Shore is a defendant in various other proceedings which are considered routine litigation incidental to Shore's business, the disposition of which will not have a material effect on the financial position or results of operations of Shore.



------------------

* It is agreed that this lawsuit shall be treated as an unliquidated claim relating to title with regard to the Louisiana Acreage under Section 2.9(b) of the Merger Agreement.

                                 SCHEDULE 6.9
                                      to
                      AGREEMENT AND PLAN OF MERGER AMONG
                        MIDDLE BAY OIL COMPANY, INC.,
                          SHORE ACQUISITION COMPANY,
                              SHORE OIL COMPANY
                             AND ITS SHAREHOLDERS

                         SHORE ENVIRONMENTAL DEFECTS

None.

                                SCHEDULE 6.10
                                      to
                      AGREEMENT AND PLAN OF MERGER AMONG
                        MIDDLE BAY OIL COMPANY, INC.,
                          SHORE ACQUISITION COMPANY,
                              SHORE OIL COMPANY
                             AND ITS SHAREHOLDERS

                     SHORE EMPLOYEE AND DIRECTOR BENEFITS

None

                                SCHEDULE 6.12
ATTACHED TO AND MADE A PART OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED
 JUNE 20, 1997 BY AND BETWEEN MIDDLE BAY OIL COMPANY, INC., SHORE ACQUISITION
               COMPANY, SHORE OIL COMPANY AND IT'S SHAREHOLDERS


GAS BALANCING ANALYSIS
AS OF 12/31/96

                                  Calculated
                             Imbalance @ 12/31/95
                       -----------------------------
                        Over        Over
                        (Under)     (Under)
Well Name               MCF's       Value     Price
---------               -----       -----     -----
Wainoco Acquisition:
Anna Mae Simon               --          --   $   --
Sagera                  (13,911)    (29,770)  $  2.14
Sagera Heirs #l             868       1,293   $  1.49
Caroline Lee              5,254       8,301   $  1.58
Clifton Lee               6,461      11,694   $  1.81
TCI Mayard              (44,965)    (64,817)  $  1.44
Miller #1                 3,585       5,459   $  1.52
                        -------    --------   -------
                        (42,708)    (67,840)  $  1.59
Lockhart Crossing:
Miley 1                   3,324       6,875   $  2.07
Thom 1                        5          10   $  2.07
Buckel #2                13,407      27,729   $  2.07
King 1                    2.604       5.386   $  2.07
                        -------      ------   -------
                         19,340      40,000   $  2.07

South Lake Sand              --          --   $   --

Snavely 1-1                  --          --   $   --

LA Main Cam A RA             --          --   $   --

GRAND TOTALS            (23,368)    (27,840)

                                                               Calculated
                                                          Imbalance @12/31/96
                                                   --------------------------------------
                                                                        Over        Over
                                                  Over                 (Under)     (Under)
                                                 (Under)    Dec-96     Value @     Value @
Well Name                                         MCF's     Price     12/96 Price  $2.00/mcf
---------                                        -------    -----     -----------  ----------
Wainoco Acquisition:
Anna Mae Simon                                    9,180    $  2.93       26,897     18,360
Sagera                                           (2,353)   $  3.98       (9,364)    (4,705)
Sagera Heirs #l                                     868    $  4.00        3,472      1,736  No 1996 Production. Assume $4.00 price
Caroline Lee                                      5,254    $  4.00       21,016     10,508  No 1996 Production. Assume $4.00 price
Clifton Lee                                       6,461    $  4.00       25,844     12,922  No l996 Production. Assume $4.00 price
TCIMayard                                       (44,965)   $  4.00     (179,860)   (89,930) No l996 Production. Assume $4.00 price
Miller #1                                         3,134    $  4.00       12,538      6,269  Assume $4.00 pace.
                                                -------    -------     --------    -------
                                                (22,420)                (99,457)   (44,840)
Lockhart Crossing:
Miley 1                                           2,515    $  4.14       10,412      5,030
Thom 1                                                5    $  4.00           20         10 Well P&A'd. Assume $4.00
Buckel #2                                         8,244    $  4.02       33,143     16,489
King 1                                            2,604    $  4.00       10,416      5,208 Well P8LA'd. Assume $4.00
                                                 ------    -------     --------     ------
                                                 13,368    $  4.04       53,990     26,737

South Lake Sand                                 (47,039)   $  3.95     (185,804)   (94,078)

Snavely 1-1                                         842    $  3.37        2,838      1,684

LA Main Cam A RA                                  4,032    $  4.00       16,128      8,064 No payments rec'd. Assume $4.00

GRAND TOTALS                                    (51,217)               (212,305)  (102,433)


Comments:
1) Volumes net of royalty and Employee/Contractor et als.
2) Valuation based on $2.00 pace under assumption that future make-up will be valued at a price less than 12/96 prices.